   As filed with the Securities and Exchange Commission on September 10, 2001
                                                  Registration No. 333-_________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            -----------------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                            -----------------------

                              OWENS & MINOR, INC.
            (Exact name of registrant as specified in its charter)

           VIRGINIA                                           5047                                       54-1701843
(State or other jurisdiction of             (Primary Standard Industrial Classification      (I.R.S. Employer Identification No.)
        incorporation)                                    Code Number)

     Owens & Minor Medical, Inc.              5047                          Virginia                     54-0327460
 National Medical Supply Corporation          5047                          Delaware                     52-1539031
      Owens & Minor West, Inc.                5047                         California                    95-2032159
    Koley's Medical Supply, Inc.              5047                          Nebraska                     47-0274520
        Stuart Medical, Inc.                  5047                        Pennsylvania                   25-1088734
(Exact name of co-registrant as        (Primary standard       (State or other jurisdiction of  (I.R.S. Employer Identification No.)
 specified in its charter)          industrial classification              incorporation)
                                          code number)


                                 4800 Cox Road
                          Glen Allen, Virginia 23060
                                (804) 747-9794
              (Address, including zip code, and telephone number,
                     including area code, of registrant's
                         principal executive offices)


                              DREW ST. J. CARNEAL
             Senior Vice President, Secretary and General Counsel
                              Owens & Minor, Inc.
                                 4800 Cox Road
                          Glen Allen, Virginia 23060
                                (804) 747-9794
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service
                                  of process)

 It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                            C. PORTER VAUGHAN, III
                               Hunton & Williams
                         Riverfront Plaza, East Tower
                             951 East Byrd Street
                           Richmond, Virginia 23219
                                (804) 788-8200


     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ___________
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_] _____________

                                             CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                           Proposed Maximum     Proposed Maximum       Amount of
         Title of Each Class             Amount to be       Offering Price         Aggregate          Registration
   of Securities to be Registered       Registered/(1)/        Per Unit          Offering Price         Fee/(2)/
-------------------------------------------------------------------------------------------------------------------
8 1/2% Senior Subordinated Notes due      $200,000,000            N/A                  N/A                $50,000
     2011...........................
-------------------------------------------------------------------------------------------------------------------
Subsidiary Guarantees...............          --                 --                   --                   --
===================================================================================================================

(1)  Plus accrued interest, if any, from the date of issuance.
(2) Calculated pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended. Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is required for the registration of the Subsidiary Guarantees.

         The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.
--------------------------------------------------------------------------------

                Subject to completion, dated September 10, 2001

Prospectus

                         [LOGO of Owens & Minor, Inc.]

                               OFFER TO EXCHANGE

                up to $200,000,000 Principal Amount Outstanding
                  8 1/2 % Senior Subordinated Notes due 2011
                                      for
                          a like Principal Amount of
                   8 1/2% Senior Subordinated Notes due 2011
          That Have Been Registered under the Securities Act of 1933

                              The Exchange Offer

     . The exchange offer expires at 5:00 p.m. New York City time, on __________, 2001, unless extended.

     . The only conditions to completing the exchange offer are that the exchange offer not violate applicable law or applicable interpretations of the staff of the Securities and Exchange Commission and no injunction, order or decree has been issued that would prohibit, prevent or materially impair our ability to proceed with the exchange offer.

     . The exchange offer is not conditioned upon a minimum aggregate principal amount of the outstanding notes being tendered.

     . All outstanding notes tendered according to the procedures in this prospectus and not withdrawn will be exchanged for an equal principal amount of exchange notes.

                              The Exchange Notes

     . The terms of the exchange notes to be issued in the exchange offer are identical to the outstanding notes, except that we have registered the exchange notes with the Securities and Exchange Commission. In addition, the exchange notes will not be subject to the transfer restrictions applicable to the outstanding notes. We will not apply for listing any of the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system.

     . The exchange notes will be guaranteed on a senior subordinated basis by most, but not all, of our current and future subsidiaries. The exchange notes and the guarantees will be our and our guarantor subsidiaries' general, unsecured obligations and are subordinated to our and our subsidiaries' senior debt and will be subordinated to future senior debt that we and our subsidiaries are permitted to incur under our senior credit facility and the indenture governing the exchange notes.

     . Interest on the exchange notes will accrue from July 2, 2001 or, if later, from the most recent date of payment of interest on the outstanding notes, at the rate of 8 1/2 % per year, payable on January 15 and July 15 of each year, commencing January 15, 2002. The notes will mature on July 15, 2011.

     You should carefully consider the "Risk Factors" beginning on page 13 of this prospectus before participating in the exchange offer.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is _________, 2001.

                               TABLE OF CONTENTS

                                                                                                          Page
                                                                                                          ----
Summary..................................................................................................    1
Risk Factors.............................................................................................   13
The Exchange Offer.......................................................................................   18
Use of Proceeds..........................................................................................   27
Capitalization...........................................................................................   28
Selected Consolidated Financial Data.....................................................................   29
Description of Existing Financing Arrangements...........................................................   31
Description of the Exchange Notes........................................................................   33
Federal Income Tax Considerations........................................................................   65
Plan of Distribution.....................................................................................   66
Legal Matters............................................................................................   66
Experts..................................................................................................   66
Where You Can Find More Information......................................................................   66

                          --------------------------

     You should rely only upon the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

                  SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

     Some of the statements contained in or incorporated by reference in this prospectus discuss our plans and strategies for our business or make other forward-looking statements, as this term is defined in the Private Securities Litigation Reform Act. The words "anticipates," "believes," "estimates," "expects," "plans," "intends" and similar expressions are intended to identify these forward-looking statements, but are not the exclusive means of identifying them. These forward-looking statements reflect the current views of our management; however, various risks, uncertainties and contingencies could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, these statements, including the following:

     .  general economic and business conditions;

     .  dependence on certain customers;

     .  dependence on suppliers;

     .  competition;

     .  changing trends in customer profile;

     .  changes in government regulation; and

     .  outcome of outstanding litigation.

     For a discussion of important risks of an investment in our securities, including factors that could cause actual results to differ materially from results referred to in the forward-looking statements, see "Risk Factors" in this prospectus. You should carefully consider the information set forth under the caption "Risk Factors" in this prospectus. We do not have any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

                                    SUMMARY

     This summary may not contain all the information that may be important to you. You should read this entire prospectus as well as the information incorporated by reference in this prospectus before making an investment decision. References in this prospectus to "we," "us," "our" or "our company" refer to Owens & Minor, Inc. and its subsidiaries combined, unless the context clearly indicates otherwise.

                              Owens & Minor, Inc.

     Founded in 1882, we are the nation's leading distributor of national name brand medical and surgical supplies. We distribute over 170,000 finished medical and surgical products produced by approximately 1,600 suppliers to approximately 4,000 customers from 43 distribution centers nationwide. Our customers are primarily acute care hospitals and integrated healthcare networks ("IHNs"), which account for more than 90% of our net sales. Many of these hospital customers are represented by national healthcare networks ("Networks") or group purchasing organizations ("GPOs") that offer discounted pricing with suppliers and contract distribution services with us. Our other customers include alternate care facilities such as clinics, home healthcare organizations, nursing homes, physician's offices, rehabilitation facilities and surgery centers. We typically provide our distribution services under contractual arrangements ranging from three to five years. Most of our sales consist of consumable goods such as disposable gloves, dressings, endoscopic products, intravenous products, needles and syringes, sterile procedure trays, surgical products and gowns, urological products and wound closure products.

     We also provide our customers with value-added services in the areas of supply chain management, logistics and information technology. We believe these services help our customers control healthcare costs, improve inventory management and increase profitability. Recently, we have begun to provide distribution and logistics services for manufacturers of medical and surgical supplies.

The Medical/Surgical Supply Distribution Industry

     The medical/surgical supply distribution industry has experienced growth in recent years due to the aging population and emerging medical technology resulting in new healthcare procedures and products. Healthcare industry analysts have estimated the market for medical and surgical supplies handled by distributors to be approximately $12.0 billion. Further, healthcare industry analysts have estimated the market for medical and surgical supplies distributed directly from manufacturers to range from approximately $10.0 to $12.0 billion. Over the years, healthcare providers have continued to change and model their health systems to meet the needs of the markets they serve. They have forged partnerships with national medical and surgical supply distributors to meet the challenges of managing their supply procurement and distribution needs. The traditional role of distributors in warehousing and delivering medical and surgical supplies to customers is evolving into the role of assisting customers to manage the entire supply chain.

     Historically, the medical/surgical supply distribution industry has been highly fragmented. During the past decade, the overall healthcare market has been characterized by the consolidation of healthcare providers into larger and more sophisticated entities seeking to lower their total costs. These providers have increasingly sought to lower total product costs through incremental value-added services from their medical and surgical supply distributors. These trends have driven a significant and ongoing consolidation within the medical/surgical supply distribution industry and the formation of a smaller number of industry participants with national capabilities.

Our Business

     We purchase a high volume of essential medical and surgical products from suppliers, inventory these items in our distribution centers and provide delivery services to our customers. Our 43 distribution centers are located throughout the United States and are situated close to our major customer facilities. These distribution centers generally serve hospitals and other customers within a 100-150 mile radius. We deliver most medical and surgical supplies with a fleet of leased trucks. Almost all of our delivery personnel are employees of our company, giving us effective control of customer service. Contract carriers and parcel services are used to transport all other medical and surgical supplies. We customize our product pallets and truck loads according to the needs of our customers, enabling them to reduce labor on the receiving end. Furthermore, we adjust delivery times to customers' needs, allowing them to streamline receiving activities.

          We enable our customers to order products using just-in-time and stockless services. We believe that we make the supply chain more efficient through the utilization of advanced warehousing, delivery and purchasing techniques. A key component of this strategy is our significant investment in advanced information technology, which includes automated warehousing technology, as well as electronic data interchange and Internet-based technology for communicating with both customers and suppliers. We provide technology to enable customers to analyze their own purchasing data to help them maintain contract compliance, create workflow efficiencies, raise employee productivity and cut costs.

Competitive Advantages

          We believe that our strong competitive position is attributable to a number of factors, including the following:

Market-Leading Position with Nationwide Capabilities and Operating Scale

          Our market leading position is demonstrated by:

          .    our estimated 28% market share of the acute care hospital market;

          . our 43 distribution centers serving large hospital-based and alternate care systems and the country's largest Networks and GPOs in all 50 states; and

          . our ability to generate economies of scale in the purchase, management and distribution of medical and surgical supplies.

Established Relationships with Customers

          . We maintain strong and long-standing customer relationships, many that have spanned a decade or more.

          . We have long-term contracts with leading Networks and GPOs, including Novation, the supply company of VHA, Inc. and University HealthSystem Consortium, and Broadlane, Inc., the GPO for Tenet Healthcare Corporation, and other healthcare providers.

          . In addition to our strong relationship with Networks and GPOs, we have strong relationships with the individual member hospitals and with customers who do not have Network or GPO affiliations.

Value-Added Services Designed to Increase Supply Chain Efficiencies

          . Our information systems and activity-based management programs are designed to manage contract compliance, track inventory, manage expenses and increase the overall efficiency of the supply chain by supporting efficient business decisions.

          . Our CostTrack, WISDOM, PANDAC(R) Wound Closure Management Program and Focus on Consolidation, Utilization & Standardization programs distinguish us from our competitors.

Long-Standing Relationships with Suppliers

          We have well-established relationships with almost all major suppliers of medical and surgical supplies. We believe our well-established relationships are attributable to:

          . our status as the only major national distributor that does not manufacture or sell products under its own private label;

          . the purchase of a high volume of products from almost all major suppliers, enabling us to obtain attractive terms, including discounts for prompt payment and volume incentives; and

          . the development of cross-functional teams to work with our suppliers to improve efficiencies and lower supply chain costs.

Manufacturer Distribution and Logistics Services

          We have begun to provide distribution and logistics solutions services to manufacturers of medical and surgical supplies. These services are characterized by:

          .    customized services developed in partnership with manufacturers;
               and

          . our ability to leverage existing infrastructure, such as distribution centers, technology and logistics expertise in providing these services.

Proven Management Team with Significant Industry Experience

          We have a proven management team with significant experience in the healthcare industry. This experience is demonstrated by the following:

          . our top three executive officers' combined total of nearly 100 years of experience in the healthcare industry;

          . a reputation for integrity and quality of service in the marketplace;

          .    an ability to create innovative services for our customers; and

          . a net sales compound annual growth rate of 14%, from $1.4 billion in 1993 to approximately $3.5 billion in 2000.

Business Strategy

          We are committed to expanding our strong market position and to increasing net sales and cash flow by capitalizing on our position as a leading provider of supply chain solutions to our customers and suppliers. To achieve these goals, our business strategy focuses on three key initiatives:

Enhance Operational Excellence

          We constantly strive to enhance operational excellence by:

          . maintaining high quality distribution services, thus lowering costs for ourselves and improving efficiency and satisfaction for our customers;

          . making significant investments in technology allowing us to manage operations effectively, including ensuring high fill rates and accurate orders and invoices; and

          . using our technology investments to increase efficiency throughout the supply chain.

          We believe this focus on efficiency and accuracy gives us an advantage in the marketplace.

Convert Information into Knowledge into Profit

          We utilize information to create supply chain efficiencies that differentiate us from our competition and strengthen relationships with our customers through the following initiatives:

          . the creation of a data warehouse of information generated from our transactions with our customers and suppliers;

          . the conversion of this data into information about purchasing and product usage, ordering patterns and supplier agreements to help customers improve efficiency and lower costs; and

          . the development of a proprietary tool to connect customer subscribers to this data warehouse, providing them with knowledge to support decisions, allowing them to mine their own purchasing and product usage information and to monitor contract compliance.

Increase Market Presence by Expanding Distribution-Related Services

          We believe we have the opportunity to occupy a greater position in the supply chain as healthcare provider customers and medical and surgical manufacturers look to outsource supply chain functions. We plan to achieve this objective by:

          . leveraging our network of distribution facilities, our logistics expertise and our long-standing relationships that make us a trusted partner in healthcare; and

          . expanding our role with hospital customers in supply chain management and offering third-party logistics services to manufacturers who currently sell directly to healthcare providers.

          Our third-party logistics business has been developed internally. Future growth in this business may be achieved through internal development, strategic acquisitions or other strategies.

Recent Developments

Tender Offer

          On June 5, 2001, we commenced a tender offer to purchase any and all $150 million aggregate principal amount of our 10 7/8 % Senior Subordinated Notes due 2006. As of 5:00 p.m., New York City time, on Monday, July 2, 2001, the expiration date, we had accepted tender of 2006 notes from holders of $119,740,000 (or 79.8%) of the $150,000,000 outstanding principal amount of the 2006 notes. The remaining $30,260,000 of 2006 notes were redeemed on August 2, 2001 at a redemption price of 105.4375% of the principal amount thereof, plus accrued and unpaid interest to August 2, 2001.

Recent Financings

          On July 2, 2001, we sold $200 million principal aggregate amount of our 8 1/2% Senior Subordinated Notes due 2011 in an offering not registered under the Securities Act of 1933 in reliance on exemptions from registration under the Securities Act. We used approximately $160.1 million of the proceeds from the note offering to fund the tender offer and the related call for redemption. We intend to use the remaining net proceeds from the note offering for general corporate purposes, which may include the repurchase or redemption of a portion of the outstanding $2.6875 Term Convertible Securities, Series A of Owens & Minor Trust I, and the related 5.375% Junior Subordinated Debentures due 2013, and/or the implementation of our third-party logistics business development strategy. Pending their ultimate use, we have applied the remaining net proceeds from the note offering to reduce the level of receivables transferred under our receivables financing facility. For a description of the trust preferred securities, revolving credit facility and receivables financing facility, see "Description of Existing Financing Arrangements."


                            _______________________

          Our executive and administrative offices are located at 4800 Cox Road, Glen Allen, Virginia 23060. Our telephone number is (804) 747-9794.

                              The Exchange Offer

Background of the Outstanding
Notes...................................          On July 2, 2001, we issued $200,000,000 aggregate principal amount of our 8 1/2%
                                                  Senior Subordinated Notes due 2011 (the "outstanding notes") to Lehman Brothers,
                                                  Inc., Banc of America Securities LLC, Merrill Lynch, Pierce, Fenner & Smith
                                                  Incorporated, First Union Securities, Inc., Goldman, Sachs & Co. and J.P. Morgan
                                                  Securities Inc. (the "initial purchasers") in transactions not registered under the Securities Act of 1933 in reliance on exemptions from registration under the
                                                  Securities Act. The initial purchasers then sold the outstanding notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the U.S. to persons in reliance on Regulation S under the Securities
                                                  Act. Because they have been sold in reliance on exemptions from registration, the outstanding notes are subject to transfer restrictions.

                                                  In connection with the issuance of the outstanding notes, we entered into an exchange and registration rights agreement with the initial purchasers in which we agreed to deliver to you this prospectus and to use our commercially reasonable efforts to complete the exchange offer or to file and cause to become effective a registration statement covering the resale of the outstanding notes.

The Exchange Offer......................          We are offering to exchange up to $200,000,000 principal amount of exchange notes for an identical principal amount of outstanding notes. Outstanding notes may be exchanged only in $1,000 increments. The terms of the exchange notes are identical in all material respects to the outstanding notes except that the exchange notes have been registered under the Securities Act. Because we have registered the exchange notes, the exchange notes will not be subject to transfer restrictions and holders of exchange notes will have no registration rights.

                                                  We will issue the exchange notes promptly after the expiration of the exchange offer.

Resale of Exchange Notes................          We believe you may offer, sell or otherwise transfer the exchange notes you receive in the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

                                                       .    you acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;

                                                      .     you are not engaging in and do not intend to engage in a distribution of the exchange notes;

                                                      .     you have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer; and

                                                      .     you are not an "affiliate" of ours, as that term is defined in Rule 405 under the Securities Act.

                                                 Our belief is based upon interpretations by the staff of the Securities and
                                                 Exchange Commission, as set forth in no-action letters to third parties unrelated to us. The staff has not considered the exchange offer in the context of a no-
                                                 action letter and we

                                                  cannot assure you that the staff would make a similar determination with respect to this exchange offer.

                                                  If you do not meet the conditions described above, you may incur liability under the Securities Act if you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act. We do not assume or indemnify you against that liability.

                                                  Each broker-dealer issued exchange notes in the exchange offer for its own account in exchange for outstanding notes acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes issued in the exchange offer. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.

Expiration Date.........................          5:00 p.m., New York City time, on _________, 2001, unless we extend the exchange offer. It is possible that we will extend the exchange offer until all outstanding notes are tendered. You may withdraw outstanding notes you tendered at any time before 5:00 p.m., New York City time, on the expiration date. See "The Exchange
                                                  Offer--Expiration Date; Extensions; Amendments."

Withdrawal Rights.......................          You may withdraw outstanding notes you tendered by furnishing a notice of withdrawal to the exchange agent or by complying with the applicable procedures of
                                                  The Depository Trust Company's Automated Tender Offer Program (ATOP) system at any time before 5:00 p.m. New York City time on the expiration date. See "The Exchange
                                                  Offer--Withdrawal of Tenders."

Accrued Interest on the Exchange Notes and the
Outstanding Notes.......................          The exchange notes will bear interest from July 2, 2001 or, if later, from the most recent date of payment of interest on the outstanding notes.

Conditions to the Exchange Offer........          The exchange offer is subject only to the following conditions:

                                                       .    the compliance of the exchange offer with securities laws;

                                                       .    the proper tender of the outstanding notes;

                                                       .    the representation by the holders of the outstanding notes that they are not our affiliate, that the exchange notes they will receive are being acquired by them in the ordinary course of their business and that at the time the exchange offer is completed the holder had no plan to participate in the distribution of the exchange notes; and

                                                       .    no judicial or administrative proceeding shall have been threatened that would limit us from proceeding with the exchange offer.

 Representations and Warranties..........         By participating in the exchange offer, you represent to us that, among other things:

                                                       .    you will acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;

                                                       .    you are not engaging in and do not intend to engage in a distribution of the exchange notes;

                                                       .    you have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer; and

                                                       .    you are not an affiliate of ours or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the
                                                            Securities Act to the extent applicable.

Procedures for Tendering Outstanding Notes Held
in the Form of Book-Entry Interests............
                                                  The outstanding notes were issued as global securities in fully registered form without coupons. Beneficial interests in the outstanding notes that are held by direct or indirect participants in DTC are shown on, and transfers of the notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.

                                                  If you are a holder of an outstanding note held in the form of a book-entry interest and you wish to tender your outstanding note for exchange pursuant to the exchange offer, you must send the exchange agent either:

                                                       .    a properly completed and validly executed letter of transmittal; or

                                                       .    a computer-generated message transmitted by means of DTC's ATOP system that, when received by the exchange agent will form a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal.

                                                  The exchange agent must also receive prior to the expiration of the exchange offer either:

                                                       .    a timely confirmation of book-entry transfer of your outstanding notes into the exchange agent's account at DTC; or

                                                       .    the documents necessary for compliance with the guaranteed delivery procedures described below.

                                                  For more information, see "The Exchange Offer--Procedures for Tendering."

Procedures for Tendering Certificated
Outstanding Notes..............................   If you are a holder of book-entry interests in the outstanding notes, you are entitled to receive, in limited circumstances, in exchange for your book-entry interests, certificated notes that are in equal principal amounts to your book-
                                                  entry interests. See "Description of the Exchange Notes--Book-Entry, Delivery and
                                                  Form." No certificated notes are issued and outstanding as of the date of this prospectus. If you acquire certificated outstanding notes before the expiration of the exchange offer, you must tender your certificated outstanding notes in accordance with the procedures described in this prospectus under the heading "The
                                                  Exchange Offer--

                                                  Procedures for Tendering--Outstanding Notes Held in Certificated Form."

Tenders by Beneficial Owners............          If you are a beneficial owner whose outstanding notes are registered in the name of the broker, dealer, commercial bank, trust company or other nominee and wish to tender those outstanding notes in the exchange offer, please contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with the instructions in this prospectus.

Guaranteed Delivery Procedures..........          If you are unable to comply with the procedures for tendering, you may tender your outstanding notes according to the guaranteed delivery procedures described in this prospectus under the heading "The Exchange Offer--Procedures for Tendering--
                                                  Guaranteed Delivery Procedures."
Acceptance of Outstanding Notes and
Delivery of Exchange Notes..............          If the conditions described under "The Exchange Offer--Conditions" are satisfied, we will accept for exchange any and all outstanding notes that are properly tendered before the expiration date. If we close the exchange offer, the exchange notes will be delivered promptly following the expiration date. Otherwise, we will promptly return any outstanding notes tendered.

Federal Income Tax Considerations.......          See "Federal Income Tax Considerations" for a discussion of U.S. federal income tax considerations you should consider before tendering outstanding notes in the exchange offer.
Consequences of Failure to
     Exchange...........................          If you do not participate in the exchange offer, upon completion of the exchange offer, the liquidity of the market for your outstanding notes could be adversely affected. See "The Exchange Offer--Participation in the Exchange Offer, Untendered
                                                  Notes."

Exchange Agent..........................          SunTrust Bank is serving as exchange agent for the exchange offer. The address for the exchange agent is listed under "The Exchange Offer--Exchange Agent."

                              The Exchange Notes

         The form and terms of the exchange notes to be issued in the exchange offer are the same as the form and terms of the outstanding notes except that the exchange notes will be registered under the Securities Act and, accordingly, will not bear legends restricting their transfer. The exchange notes issued in the exchange offer will evidence the same debt as the outstanding notes, and both the outstanding notes and the exchange notes are governed by the same indenture.


Issuer.............................    Owens & Minor, Inc.

Notes Offered......................    $200,000,000 in aggregate principal
                                       amount of 8 1/2% Senior Subordinated
                                       Notes due 2011.

Guarantees.........................    All payments with respect to the notes,
                                       including principal and interest, will be fully and unconditionally guaranteed on an unsecured senior subordinated basis, jointly and severally, by most but not all of our current and future subsidiaries. Each of our guarantors also guarantees our revolving credit facility on a senior basis.

Maturity Date......................    July 15, 2011.

Interest Payment Dates.............    January 15/th/ and July 15th, commencing
                                       January 15, 2002.

Rankings...........................    The notes and the guarantees will be
                                       unsecured and:

                                             .    subordinate in right of
                                                  payment to all of our and our
                                                  guarantors' existing and
                                                  future senior indebtedness
                                                  (including our and our
                                                  guarantors' obligations under
                                                  our revolving credit
                                                  facility);

                                             .    equal in right of payment to
                                                  our and our guarantors' future
                                                  senior subordinated
                                                  indebtedness; and

                                             .    senior in right of payment to
                                                  our and our guarantors'
                                                  subordinated indebtedness.

                                       Assuming we had completed the note
                                       offering and applied the proceeds as
                                       described in "Use of Proceeds," as of
                                       June 30, 2001:

                                             .    our outstanding senior
                                                  indebtedness would have been
                                                  $0.7 million; and

                                             .    our outstanding junior
                                                  subordinated indebtedness
                                                  would have been $132.0
                                                  million.


Optional Redemption................    On or after July 15, 2006, we may redeem
                                       all or part of the notes, at the
                                       redemption prices (expressed as
                                       percentages of principal amount) listed
                                       below, plus accrued and unpaid interest, if any, to the date of redemption, if redeemed during the 12-month period commencing on July 15 of the years set forth below:


                                                              Redemption
                                           Year                 Price
                                           ----                 -----
                                           2006                104.250%

                                           2007                102.833%

                                           2008                101.417%

                                           2009 and thereafter 100.000%


                                       Before July 15, 2004, we may redeem up to 35% of the original aggregate principal amount of the notes with the net cash proceeds of certain public offerings of equity, provided at least 65% of the original aggregate principal amount of the notes remains outstanding after the redemption.

Change of Control...................   Upon specified change of control events,
                                       unless we have exercised our option to
                                       redeem all of the notes as described
                                       above, each holder of a note will have
                                       the right to require us to repurchase all or a portion of its notes at a purchase price in cash equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

Covenants...........................   The indenture governing the notes will
                                       limit our ability and that of our
                                       restricted subsidiaries to, among other
                                       things:

                                             .    incur additional indebtedness;

                                             .    create liens;

                                             .    pay dividends on or redeem
                                                  capital stock;

                                             .    make certain investments;

                                             .    make restricted payments;

                                             .    make certain dispositions of
                                                  assets;

                                             .    engage in transactions with
                                                  affiliates;

                                             .    engage in certain business
                                                  activities; and

                                             .    engage in mergers,
                                                  consolidations and certain
                                                  sales of assets.

                                       The indenture governing the notes will
                                       also limit our ability to permit
                                       restrictions on the ability of certain of our subsidiaries to pay dividends or make certain other distributions.

                                       These covenants are subject to important exceptions and qualifications, as described under "Description of the Exchange Notes."

Exchange and Registration Rights
Agreement...........................
                                       We agreed to offer to exchange the
                                       outstanding notes for a new issue of
                                       identical debt securities registered
                                       under the Securities Act as evidence of
                                       the same underlying obligation of
                                       indebtedness. This exchange offer is in
                                       satisfaction of that agreement. We have
                                       also agreed to provide a shelf
                                       registration statement to cover resales
                                       of the outstanding notes under certain
                                       circumstances. If we fail to satisfy
                                       these obligations, we have agreed to pay liquidated damages to holders of the outstanding notes under specified circumstances until we satisfy our obligations.

Use of Proceeds.....................   We will not receive any proceeds upon the
                                       completion of the exchange offer. See
                                       "Use of Proceeds."

                       SUMMARY HISTORICAL FINANCIAL DATA

         The following table summarizes certain consolidated historical financial data, which you should read in conjunction with our consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2000 and Quarterly Report on Form 10-Q for the period ended June 30, 2001. The summary consolidated financial data as of and for each of the years in the three-year period ended December 31, 2000 have been derived from our audited consolidated financial statements. The summary consolidated financial data as of and for the six months ended June 30, 2000 and 2001 have been derived from our unaudited consolidated quarterly financial statements. The consolidated balance sheets as of December 31, 1999 and 2000 and the consolidated statements of operations for each of the years in the three-year period ended December 31, 2000, and the independent auditors' report thereon, are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2000. The unaudited consolidated balance sheet as of June 30, 2001 and the unaudited consolidated statements of operations for the six months ended June 30, 2000 and 2001 are incorporated by reference in this prospectus from our Quarterly Report on Form 10-Q for the period ended June 30, 2001.

                                                                                                      Six Months
                                                                Year Ended December 31,             Ended June 30,
                                                         ------------------------------------   -----------------------
                                                            1998      1999/(1)/       2000         2000         2001
                                                         ----------   ----------   ----------   ----------   ----------
(in thousands)                                                                                        (unaudited)
Statement of Income Data/(2)/:
Net sales..............................................  $3,090,048   $3,194,134   $3,503,583   $1,731,972   $1,878,039
Cost of goods sold.....................................   2,755,158    2,851,556    3,127,911    1,547,208    1,678,435
                                                         ----------   ----------   ----------   ----------   ----------

Gross margin...........................................     334,890      342,578      375,672      184,764      199,604
                                                         ----------   ----------   ----------   ----------   ----------
Selling, general and administrative expenses...........     247,472      249,960      268,205      134,350      145,995
Depreciation and amortization..........................      18,270       19,365       21,515       10,431       11,228
Interest expense, net..................................      14,066       11,860       12,566        6,358        6,808
Discount on accounts receivable securitization.........       4,655        5,240        6,881        3,818        2,905
Distributions on mandatorily redeemable preferred
  securities...........................................       4,494        7,095        7,095        3,548        3,548
Restructuring expense (credit)/(3)/......................    11,200       (1,000)        (750)        (750)      (1,476)
                                                         ----------   ----------   ----------   ----------   ----------
Total expenses.........................................     300,157      292,520      315,512      157,755      169,008
                                                         ----------   ----------   ----------   ----------   ----------
Income before income taxes.............................      34,733       50,058       60,160       27,009       30,596
Income tax provision...................................      14,588       22,079       27,072       12,154       13,462
                                                         ----------   ----------   ----------   ----------   ----------
Net income.............................................      20,145       27,979       33,088       14,855       17,134
Dividends on preferred stock...........................       1,898           --           --           --           --
                                                         ----------   ----------   ----------   ----------   ----------
Net income attributable to common stock................  $   18,247   $   27,979   $   33,088   $   14,855   $   17,134
                                                         ==========   ==========   ==========   ==========   ==========

Balance Sheet Data (end of period):
Working capital........................................  $  235,247   $  219,448   $  233,637   $  211,184   $  260,356
Inventory..............................................     275,094      342,478      315,570      362,485      376,277
Total assets...........................................     717,768      865,000      867,548      868,742      911,177
Long-term debt.........................................     150,000      174,553      152,872      151,972      156,100
Mandatorily redeemable preferred securities............     132,000      132,000      132,000      132,000      132,000
Shareholders' equity...................................     161,126      182,381      212,772      194,929      233,617

Supplemental Non-GAAP Data:
Outstanding financing/(4)/.............................  $  225,000   $  280,790   $  233,533   $  260,929   $  261,772
Adjusted cash flow from operations/(5)/................      67,485       61,677       68,767       46,180      (16,818)
Capital expenditures...................................      12,609       22,105       19,627        9,551        9,205

Historical Ratios/(2)/:
Gross margin as a percent of net sales.................        10.8%        10.7%        10.7%        10.7%        10.6%
SG&A as a percent of net sales.........................         8.0%         7.8%         7.7%         7.8%         7.8%
Average receivable days sales outstanding/(6)/.........        33.5         34.9         33.3         33.4         32.9
Average inventory turnover.............................         9.8x         9.2x         9.5x         8.8x         9.8x
Earnings to fixed charges/(7)/.........................         1.9x         2.5x         2.7x         2.5x         2.7x
----------------------------

/(1)/ On July 30, 1999, we acquired certain net assets of Medix, Inc. This acquisition was accounted for as a purchase.
/(2)/ Net sales, gross margin, selling, general and administrative expenses and all related ratios have been restated for all periods in accordance with Emerging Issues Task Force Issue 00-10, Accounting for Shipping and Handling Fees and Costs. See note 1 to our consolidated financial statements, which are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2000.
/(3)/ In 1998, we incurred $11.2 million, or $6.6 million after taxes, of restructuring expenses. For the years ended December 31, 1999 and 2000, and for the six months ended June 30, 2001, we reduced the restructuring accrual by $1.0 million, $0.8 million and $1.5 million, respectively, or $0.6 million, $0.4 million and $0.8 million, respectively, after taxes. See note 3 to our consolidated financial statements, which are incor-porated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2000 and note 6 to our consolidated financial statements, which are incorporated by reference in this prospectus from our Quarterly Report on Form 10-Q for the period ended June 30, 2001.
/(4)/ Outstanding financing includes debt and sales of accounts receivable under our off balance sheet receivables financing facility. For a description of the receivables financing facility, see "Description of Existing Financing Arrangements."
/(5)/ Cash flow from operations has been adjusted to exclude proceeds from sales and collections of accounts receivable under our off balance sheet receivables financing facility. See "Description of Existing Financing Arrangements."
/(6)/ Excludes the impact of our off balance sheet receivables financing facility. See "Description of Existing Financing Arrangements."
/(7)/ For purposes of computing this ratio, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest expense, discount on accounts receivable securitization, amortization of debt issuance costs, distributions on mandatorily redeemable preferred securities, preferred dividend requirements and one-third of rental expense (the portion considered representative of the interest factor).

                                 RISK FACTORS

         Your investment in the exchange notes will involve risk. You should consider carefully each of the following risks and all other information contained and incorporated by reference in this prospectus before deciding to participate in the exchange offer. The factors discussed below, however, are generally applicable to the outstanding notes as well as the exchange notes.


                        Risks Relating to Our Business

Dependence on Sales to Certain Customers--The loss of certain customers could have a material adverse effect on our results of operations.

         In 2000, net sales to member hospitals under contract with Novation represented approximately 51.0% of our net sales. Net sales to member hospitals under contract with Broadlane accounted for approximately 9.6% of our net sales for the same period. Although the termination of our relationship with Novation or Broadlane would not necessarily result in the loss of all of their respective member hospitals as customers, termination or the loss of Tenet Healthcare, Broadlane's largest member, as a customer could have a material adverse effect on our results of operations. Our contracts establish the price at which products will be distributed, but generally do not require minimum purchase volumes by customers and are terminable by the customer upon short notice.

Dependence on Suppliers--Our inability to maintain good relations with our suppliers could affect the profitability of our business.

         We distribute approximately 170,000 products from approximately 1,600 suppliers and are dependent on these suppliers for the supply of products. For the year ended December 31, 2000, our ten largest suppliers accounted for approximately 66% of our net sales. Currently, we rely on suppliers to provide agreeable purchasing and delivery terms and sales performance incentives. Our ability to sustain our gross margins has been, and will continue to be, dependent, in part, on our ability to continue to obtain favorable terms and incentives from our suppliers. These terms and incentives may be subject to changes in suppliers' strategies, from time to time, which could adversely affect our gross margins over time. The profitability of our business depends upon our ability to maintain good relations with these suppliers. Approximately 16% of our net sales in 2000 were sales of Johnson & Johnson Hospital Services, Inc. products. Approximately 15% of our net sales in 2000 were sales of products of the subsidiaries of Tyco International.

Competition--Increased competition in the medical/surgical supply distribution industry could adversely affect our results of operations.

         The medical/surgical supply distribution industry in the United States is highly competitive and consists of (1) three major, nationwide distributors, including us, (2) a few smaller, nationwide distributors and (3) a number of regional and local distributors. Certain of our competitors have, and our competitors in the future may have, greater financial and other resources than we do. Competitive factors within the medical/surgical supply distribution industry include total delivered product cost, product availability, the ability to fill and invoice orders accurately, delivery time, services provided, inventory management, information technology, electronic commerce capabilities and the ability to meet special requirements of customers. Vertically integrated distributors of medical and surgical supplies may have an advantage with respect to total delivered product cost. Further consolidation of medical and surgical supply distributors is expected to continue through the purchase of smaller distributors by larger companies as a result of competitive pressures in the marketplace. In response to competitive pressures, we have in the past, from time to time, reduced the prices that we charge our customers. These competitive pressures may adversely impact the gross margins we realize, or otherwise adversely affect our results of operations. In recent years, many of our customers have experienced increased financial constraints due to, among other things, the Balanced Budget Act of 1997, which has reduced government reimbursements to healthcare providers. This has led to increased scrutiny of supply chain costs and increased pricing pressures. Increased competition resulting from these and other factors could adversely affect the prices we charge customers and the gross margins we realize in the future. A significant reduction in pricing or gross margins could adversely affect our overall results of operations.

Technological Advancement--Our ability to compete successfully is dependent on technological advances in our product and service offerings, and our failure to timely or adequately respond to technological advances in our industry may adversely affect our results of operations.

         Our ability to succeed with our long-term growth strategy is dependent on the technological competitiveness of our information systems, which include automated warehousing technology as well as EDI and Internet-based technology for communicating with both customers and suppliers. If we are unable to innovate and implement our technological solutions, other competitors may be able to compete more effectively with us and our business and results of operations may be adversely affected.

Healthcare Reform--Changes in the laws and regulations affecting the healthcare industry could have a material adverse effect on our results of operations.

         Our company, our customers and our suppliers are subject to extensive federal and state regulations relating to healthcare. In recent years there have been a number of government initiatives to reduce healthcare costs. Congress and various state legislatures have proposed changes in laws and regulations that could result in major restructuring of the healthcare industry. We cannot predict the extent to which changes in governmental support of healthcare services, the methods by which such services are delivered, the prices for such services or other legislation or regulation governing such services or mandated benefits may have a material adverse effect on our results of operations.

Risks Associated with Acquisitions--We may not be able to successfully identify, manage or integrate possible future acquisitions.

         An element of our growth to date and our strategy for the future is expansion through the acquisition of companies that complement or expand our existing business, including our third-party logistics business. As a result, we continually evaluate potential acquisition opportunities, some of which may be material in size or scope. Acquisitions involve a number of special risks, including the time associated with identifying and evaluating future acquisitions, the diversion of management's attention to the integration of the operations, personnel and information technology of the acquired companies, the incorporation of the products and services of the acquired companies into the products and services we offer, possible adverse short-term effects on our operating results, the realization of acquired intangible assets and the loss of key employees of the acquired companies. We do not currently have any commitments or agreements with respect to any acquisitions. We may not be able to locate suitable acquisition candidates at prices acceptable to us, may not have adequate resources to consummate an otherwise desirable acquisition, may not consummate successfully any acquisitions and may not be able to operate profitably or integrate successfully any particular acquired business into our operations. See "Use of Proceeds."

Litigation--An adverse outcome in the legal actions to which we are a party could have a material adverse effect on our results of operations.

         We are a party to various legal actions described in our Annual Report on Form 10-K for the year ended December 31, 2000. There can be no assurance that an adverse outcome of such legal actions would not have a material adverse effect on our results of operations.

                          Risks Relating to the Notes

Substantial Leverage--Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under the notes.

         We are, and will continue after the exchange offer to be, highly leveraged. As of June 30, 2001, on a pro forma basis after giving effect to the note offering, we would have had total indebtedness of approximately $332.7 million, of which $200.0 million would have consisted of the outstanding notes, $132.0 million would have consisted of the trust preferred securities and the related junior subordinated debentures, and the balance would have consisted of approximately $0.7 million of other debt. Our company and our subsidiaries will be permitted to incur additional indebtedness in the future. See "Capitalization," "Selected Consolidated Financial Data," "Description of Existing Financing Arrangements" and "Description of the Exchange Notes."

          Our ability to make scheduled payments of principal of, or to pay the interest or liquidated damages, if any, on, or to refinance, our indebtedness (including the notes), or to fund planned capital expenditures, acquisitions and other strategic initiatives will depend on our future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Our management believes that cash flow from operations and available cash, together with available borrowings under the revolving credit facility and future funding under the receivables financing facility, will be adequate to meet our future liquidity needs. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available under the revolving credit facility or future funding will be available under the receivables financing facility in an amount sufficient to enable us to service our indebtedness, including the notes, or to fund our other liquidity needs. See "Capitalization," "Selected Consolidated Financial Data," "Description of Existing Financing Arrangements" and "Description of the Exchange Notes."

          The degree to which we are leveraged could have important consequences to holders of the notes, including, but not limited to:

          . making it more difficult for us to satisfy our obligations with respect to the notes;

          . increasing our vulnerability to general adverse economic and industry conditions;

          . limiting our ability to obtain additional financing to fund future working capital needs, capital expenditures, acquisitions and other strategic initiatives and other general corporate purposes;

          . requiring the dedication of a substantial portion of our cash flow from operations to the payment of principal of, and interest on, our indebtedness, thereby reducing the availability of such cash flow to fund working capital needs, capital expenditures, acquisitions and other strategic initiatives or other general corporate purposes;

          . limiting our flexibility in planning for, or reacting to, changes in our business and the industry; and

          . placing us at a competitive disadvantage as compared to less leveraged competitors.

          In addition, the indenture and the revolving credit facility will contain financial and other restrictive covenants that will limit our ability to, among other things, borrow additional funds. Our failure to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on us. See "Description of the Exchange Notes," and "Description of Existing Financing Arrangements."

Subordination of Notes--Your right to receive payments on the notes is junior to our existing senior indebtedness and possibly all of our future borrowings. Further, the guarantees of the notes are junior to all our guarantors' existing indebtedness and possibly to all of their future borrowings.

          The notes will be subordinated in right of payment to all of our current and future senior debt and the current and future senior debt of our guarantors. Upon any distribution to our creditors in a liquidation or dissolution of our company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us or our property, the holders of senior debt will be entitled to be paid in full before any payment may be made with respect to the notes. In addition, the subordination provisions of the indenture will provide that payments with respect to the notes will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 days each year in the event of certain non-payment defaults on senior debt. In the event of our bankruptcy, liquidation or reorganization, holders of the notes will participate ratably with all holders of our subordinated indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, there can be no assurance that there would be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than the holders of senior debt. In addition, under the subordination provisions of the indenture, payments that would otherwise be made to holders of the notes will instead be paid to holders of senior debt under certain circumstances. As a result of these provisions, other of our creditors (including trade creditors) that are not holders of senior debt may recover more, ratably, than the holders of the notes.

          As of June 30, 2001, on a pro forma basis after giving effect to the note offering and the application of the proceeds as described in "Use of Proceeds," the aggregate amount of our senior debt and that of our subsidiaries (including borrowings under the revolving credit facility) would have been approximately $0.7 million, and we would have had $225.0 million of unused credit under the revolving credit facility. The indenture will permit the incurrence of substantial additional indebtedness, including senior debt, by us and our subsidiaries in the future. See "Description of Existing Financing Arrangements" and "Description of the Exchange Notes."

         Not All Subsidiaries Are Guarantors--Your right to receive payments on these notes could be adversely affected if any of our non-guarantor subsidiaries declare bankruptcy, liquidate or reorganize.

         Some but not all of our subsidiaries will guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. O&M Funding Corp. and Owens & Minor Trust I will not guarantee the notes.

Possible Inability to Fund a Change of Control Offer--We may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

         Upon a change of control, we will be required under the indenture to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. However, there can be no assurance that sufficient funds will be available at the time of any change of control to make any required repurchases of notes tendered or that restrictions in the revolving credit facility will allow us to make such required repurchases. Notwithstanding these provisions, we could enter into certain transactions, including certain recapitalizations, that would not constitute a change of control but would increase the amount of debt outstanding at such time. See "Description of the Exchange Notes--Covenants--Change of Control."

Fraudulent Conveyance--Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

         Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, the notes and the subsidiary guarantees could be voided, or claims in respect of the notes or the subsidiary guarantees could be subordinated to all of our other debts or the debts of that guarantor, if, among other things, our company or any guarantor, at the time it incurred the indebtedness evidenced by the notes or its subsidiary guarantee:

         . received or receives less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness; and

         . was or is insolvent or rendered insolvent by reason of such occurrence; or

         . was or is engaged in a business or transaction for which the assets remaining with our company or such guarantor constituted unreasonably small capital; or

         . intended or intends to incur, or believed or believes that it would incur, debts beyond its ability to pay such debts as they mature.

         In addition, the payment of interest and principal by us pursuant to the notes or the payment of amounts by a guarantor pursuant to a subsidiary guarantee could be voided and required to be returned to the person making such payment, or to a fund for the benefit of our creditors or such guarantor, as the case may be.

         The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, our company or a guarantor would be considered insolvent if:

         . the sum of its debts, including contingent liabilities, were greater than the saleable value of all of its assets at a fair valuation;

         . if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

         .     it could not pay its debts as they become due.

          To the extent a subsidiary guarantee is voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the notes would not have any claim against that subsidiary and would be creditors solely of us and any other subsidiary guarantors whose guarantees are not held unenforceable.

Failure to Exchange Outstanding Notes--If you fail to exchange your outstanding notes, they will continue to be restricted securities and may become less liquid.

          Outstanding notes that you do not tender or we do not accept will, following the exchange offer, continue to be restricted securities. You may not offer or sell untendered outstanding notes except in reliance on an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue new notes in exchange for the outstanding notes pursuant to the exchange offer only following the satisfaction of procedures and conditions described elsewhere in this prospectus. These procedures and conditions include timely receipt by the exchange agent of the outstanding notes and of a properly completed and validly executed letter of transmittal.

          Because we anticipate that most holders of outstanding notes will elect to exchange their outstanding notes, we expect that the liquidity of the market for any outstanding notes remaining after the completion of the exchange offer may be substantially limited. Any outstanding note tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the outstanding notes outstanding. Following the exchange offer, if you did not tender your outstanding notes you generally will not have any further registration rights and your outstanding notes will continue to be subject to transfer restrictions. Accordingly, the liquidity of the market for any outstanding notes could be adversely affected.

No Liquidity; Absence of Public Market--The liquidity of any market for the outstanding notes could be adversely affected after completion of the exchange offer. In addition, there may be no active trading market for the exchange notes to be issued in the exchange offer.

          There has been no public market for the outstanding notes. If most holders of the outstanding notes tender their notes in the exchange offer, the liquidity for the outstanding notes not tendered in the exchange offer could be adversely affected upon completion of the exchange offer. In addition, we cannot assure you with respect to:

          . the liquidity of any market for the exchange notes that may develop;

          .    your ability to sell exchange notes; or

          .    the price at which you will be able to sell the exchange notes.

          If a public market were to exist, the exchange notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar notes and our financial performance. We do not intend to list the exchange notes to be issued to you in the exchange offer on any securities exchange or to seek approval for quotations through any automated quotation system. No active market for the exchange notes is currently anticipated. The initial purchasers of the outstanding notes have advised us that they currently anticipate making a secondary market for the exchange notes, but they are not obligated to do so. We cannot assure you that an active or liquid public trading market will develop for the exchange notes.

                              THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

          On July 2, 2001, we issued the outstanding notes to the initial purchasers in transactions not registered under the Securities Act of 1933 in reliance on exemptions from registration under that act. The initial purchasers then sold the outstanding notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the U.S. to non-U.S. persons in reliance on Regulation S under the Securities Act. Because they have been sold pursuant to exemptions from registration, the outstanding notes are subject to transfer restrictions.

          In connection with the issuance of the outstanding notes, we entered into the exchange and registration rights agreement with the initial purchasers in which we agreed with the initial purchasers that, we would:

          . use our commercially reasonable efforts to file with the Securities and Exchange Commission a registration statement related to the exchange notes on or before 90 days following the issuance of the exchange notes;

          . use our commercially reasonable efforts to cause the registration statement to become effective under the Securities Act on or before 150 days following the issuance of the exchange notes; and

          . offer to the holders of the outstanding notes the opportunity to exchange their outstanding notes for a like principal amount of exchange notes upon the effectiveness of the registration statement.


          Our failure to comply with these agreements would result in additional interest being due on the outstanding notes. A copy of the exchange and registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

          Based on existing interpretations of the Securities Act by the staff of the Securities and Exchange Commission described in several no-action letters to third parties unrelated to us, and subject to the following sentence, we believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by their holders, other than broker-dealers or our "affiliates," as that term is defined in Rule 405 under the Securities Act, without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of outstanding notes who is an affiliate of ours, who is not acquiring the exchange notes in the ordinary course of such holder's business or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

          . will not be able to rely on the interpretations by the staff of the Securities and Exchange Commission described in the above-mentioned no-action letters;

          . will not be able to tender outstanding notes in the exchange offer; and

          . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the outstanding notes unless the sale or transfer is made under an exemption from these requirements.


          We do not intend to seek our own no-action letter, and there is no assurance that the staff of the Securities and Exchange Commission would make a similar determination regarding the exchange notes as it has in these no-action letters to third parties.

          As a result of the filing and effectiveness of the registration statement of which this prospectus is a part, we will not be required to pay an increased interest rate on the outstanding notes. Following the closing of the exchange offer, holders of outstanding notes not tendered will not have any further registration rights except in limited circumstances requiring the filing of a shelf registration statement, and the outstanding notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the outstanding notes will be adversely affected.

Terms of the Exchange Offer

          Upon the terms and subject to the conditions stated in this prospectus and in the letter of transmittal, we will accept all outstanding notes properly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. After authentication of the exchange notes by the trustee or an authenticating agent, we will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer.

          By tendering your outstanding notes for exchange notes in the exchange offer and signing or agreeing to be bound by the letter of transmittal, you will represent to us that:

          . you will acquire the exchange notes you receive in the exchange offer in the ordinary course of your business;

          . you have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer;

          . you are not an affiliate of ours or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

          . you are not engaged in and do not intend to engage in the distribution of the exchange notes; and

          . if you are a broker-dealer that will receive exchange notes for your own-account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of those exchange notes.


          Broker-dealers that are receiving exchange notes for their own account must have acquired the outstanding notes as a result of market-making or other trading activities in order to participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be admitting that it is an "underwriter" within the meaning of the Securities Act. We will be required to allow broker-dealers to use this prospectus following the exchange offer in connection with the resale of exchange notes received in exchange for outstanding notes acquired by broker-dealers for their own account as a result of market-making or other trading activities. If required by applicable securities laws, we will, upon request, make this prospectus available to any broker-dealer for use in connection with a resale of exchange notes for a period of 180 days after the consummation of the exchange offer. See "Plan of Distribution."

          The exchange notes will evidence the same debt as the outstanding notes and will be issued under and entitled to the benefits of the same indenture. The form and terms of the exchange notes are identical in all material respects to the form and terms of the outstanding notes except that:

          . the exchange notes will be issued in a transaction registered under the Securities Act; and

          .    the exchange notes will not be subject to transfer restrictions.


          As of the date of this prospectus, $200,000,000 aggregate principal amount of the outstanding notes was outstanding. In connection with the issuance of the outstanding notes, we arranged for the outstanding notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The exchange notes will also be issuable and transferable in book-entry form through DTC.

          This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders as of the close of business __________ , 2001. We intend to conduct the exchange offer as required by the Securities Exchange Act of 1934, and the rules and regulations of the Securities and Exchange Commission under the Exchange Act, including Rule 14e-1, to the extent applicable.

          Rule 14e-1 describes unlawful tender practices under the Exchange Act. This section requires us, among other things:

          .    to hold our exchange offer open for 20 business days;

          .    to give 10 days notice of any change in the terms of this offer;
               and

          . to issue a press release in the event of an extension of the exchange offer.

          The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered, and holders of the outstanding notes do not have any appraisal or dissenters' rights under the Virginia Stock Corporation Act or under the indenture in connection with the exchange offer. We shall be considered to have accepted outstanding notes tendered according to the procedures in this prospectus when, as and if we have given oral or written notice of acceptance to the exchange agent. See "--Exchange Agent." The exchange agent will act as agent for the tendering holders for the purpose of receiving exchange notes from us and delivering exchange notes to those holders.

          If any tendered outstanding notes are not accepted for exchange because of an invalid tender or the occurrence of other events described in this prospectus, certificates for these unaccepted outstanding notes will be returned, at our cost, to the tendering holder of the outstanding notes or, in the case of outstanding notes tendered by book-entry transfer, into the holder's account at DTC according to the procedures described below, as promptly as practicable after the expiration date.

          Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes related to the exchange of outstanding notes in the exchange offer. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offer. See "--Solicitation of Tenders; Fees and Expenses."

          Neither we nor our board of directors makes any recommendation to holders of outstanding notes as to whether to tender or refrain from tendering all or any portion of their outstanding notes in the exchange offer. Moreover, we have not authorized anyone to make any such recommendation. Holders of outstanding notes must make their own decision whether to tender in the exchange offer and, if so, the amount of outstanding notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

Expiration Date; Extensions; Amendments

          The term "expiration date" shall mean 5:00 p.m., New York City time, on __________ , 2001, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date to which the exchange offer is extended.

          We expressly reserve the right, in our sole discretion:

          . to delay acceptance of any outstanding notes or to terminate the exchange offer and to refuse to accept outstanding notes not previously accepted, if any of the conditions described under "-- Conditions" shall have occurred and shall not have been waived by us;

          .    to extend the expiration date of the exchange offer;

          .    to amend the terms of the exchange offer in any manner;

          . to purchase or make offers for any outstanding notes that remain outstanding after the expiration date;

          . to the extent permitted by applicable law, to purchase outstanding notes in the open market, in privately negotiated transactions or otherwise.


          The terms of the purchases or offers described in the fourth and fifth clauses above may differ from the terms of the exchange offer.

          Any delay in acceptance, termination, extension or amendment will be followed as promptly as practicable by oral or written notice to the exchange agent and by making a public announcement. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the amendment.

          You are advised that we may extend the exchange offer because some of the holders of the outstanding notes do not tender on a timely basis. In order to give these noteholders the ability to participate in the exchange and to avoid the significant reduction in liquidity associated with holding an unexchanged outstanding note, we may elect to extend the exchange offer.

Interest on the Exchange Notes

          The exchange notes will bear interest from July 2, 2001 or the most recent date on which interest was paid or provided for on the outstanding notes surrendered for the exchange notes. Accordingly, holders of outstanding notes that are accepted for exchange will not receive interest that is accrued but unpaid on the outstanding notes at the time of tender. Interest on the exchange notes will be payable semi-annually on each January 15 and July 15, commencing on January 15, 2002.

Procedures for Tendering

          Only a holder may tender its outstanding notes in the exchange offer. Any beneficial owner whose outstanding notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee or are held in book-entry form and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on his behalf. If the beneficial owner wishes to tender on his own behalf, the beneficial owner must, before completing and executing the letter of transmittal and delivering his outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in the owner's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

          The tender by a holder will constitute an agreement between the holder, us and the exchange agent according to the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

          A holder who desires to tender outstanding notes and who cannot comply with the procedures described in the prospectus for tender on a timely basis or whose outstanding notes are not immediately available must comply with the procedures for guaranteed delivery described below.

          The method of delivery of outstanding notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Delivery of such documents will be deemed made only when actually received by the exchange agent or deemed received under the ATOP procedures described below. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or outstanding notes should be sent to us. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect the tender for holders in each case as described in this prospectus and in the letter of transmittal.

Outstanding Notes Held in Certificated Form

          For a holder to validly tender outstanding notes held in physical form, the exchange agent must receive, before 5:00 p.m. New York city time on the expiration date, at its address set forth in this prospectus:

          . a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal, and

          .    certificates for tendered outstanding notes.

Outstanding Notes Held in Book-Entry Form

          We understand that the exchange agent will make a request promptly after the date of the prospectus to establish accounts for the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to their establishment, any financial institution that is a participant in DTC may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account for the outstanding notes using DTC's procedures for transfer.

          If you desire to transfer outstanding notes held in book-entry form with DTC, the exchange agent must receive, before 5:00 p.m., New York City time, on the expiration date, at its address listed in this prospectus, a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC, which is referred to in this prospectus as a "book-entry confirmation," and:

          . a properly completed and validly executed letter of transmittal, or manually signed facsimile thereof, together with any signature guarantees and other documents required by the instructions in the letter of transmittal; or

          . an agent's message transmitted pursuant to DTC's Automated Tender Offer Program.


Tender of Outstanding Notes Using DTC's Automated Tender Offer Program (ATOP)

          The exchange agent and DTC have confirmed that the exchange offer is eligible for DTC's Automated Tender Offer Program. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer outstanding notes held in book-entry form to the exchange agent in accordance with DTC's ATOP procedures for transfer. DTC will then send a book-entry confirmation, including an agent's message to the exchange agent.

          The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering outstanding notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. If you use ATOP procedures to tender outstanding notes you will not be required to deliver a letter of transmittal to the exchange agent, but you will be bound by its terms just as if you had signed it.

Signatures

          Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the outstanding notes tendered with the letter of transmittal are tendered:

          . by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" in the letter of transmittal; or

          . for the account of an institution eligible to guarantee signatures.

          If the letter of transmittal is signed by a person other than the registered holder or DTC participant who is listed as the owner, the outstanding notes must be endorsed or accompanied by appropriate bond powers that authorize the person to tender the outstanding notes on behalf of the registered holder or DTC participant who is listed as the owner, in either case signed as the name of the registered holder(s) who appears on the outstanding notes or the DTC participant who is listed as the owner ,with the signature on the outstanding note or bond power guaranteed by an eligible guarantor institution. If the letter of transmittal or any outstanding notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.

          If you tender your outstanding notes through ATOP, signatures and signature guarantees are not required.

Determination of Validity

          All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered outstanding notes will be determined by us in our sole discretion. This determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we shall determine. Although we intend to notify holders of defects or irregularities related to tenders of outstanding notes, neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities related to tenders of outstanding notes nor shall any of them incur liability for failure to give notification. Tenders of outstanding notes will not be considered to have been made until the irregularities have been cured or waived. Any outstanding notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

          Holders who wish to tender their outstanding notes and:

          .    whose outstanding notes are not immediately available;

          . who cannot complete the procedure for book-entry transfer on a timely basis;

          . who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date; or

          . who cannot complete a tender of outstanding notes held in book-entry form using DTC's ATOP procedures on a timely basis may effect a tender if they tender through an eligible institution described under "--Procedures for Tendering --Signatures," or, if they tender using ATOP's guaranteed delivery procedures.

          A tender of outstanding notes made by or through an eligible institution will be accepted if:

          . before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery, that: (1) sets forth the name and address of the holder, the registration or certificate number or numbers of the holder's outstanding notes and the principal amount of the outstanding notes tendered, (2) states that the tender is being made and (3) guarantees that, within five business days after the expiration date, a properly completed and validly executed letter of transmittal or facsimile, together with a certificate(s) representing the outstanding notes to be tendered in proper form for transfer, or a confirmation of book-entry transfer into the exchange agent's account at DTC of outstanding notes delivered electronically, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

          . the properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered outstanding notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal are received by the exchange agent within five business days after the expiration date.

          A tender made through DTC's ATOP system will be accepted if:

          . before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives an agent's message from DTC stating that DTC has received an express acknowledgment from the participant in DTC tendering the outstanding notes that they have received and agree to be bound by the notice of guaranteed delivery; and

          . the exchange agent receives, within five business days after the expiration date, either: (1) a book-entry confirmation, including an agent's message, transmitted via DTC's ATOP procedures; or (2) a properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered outstanding notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal.

          Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders

          Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of outstanding notes in the exchange offer:

          . a written or facsimile transmission of a notice of withdrawal must be received by the exchange agent at its address listed below before 5:00 p.m., New York City time, on the expiration date; or

          . you must comply with the appropriate procedures of DTC's ATOP system.

          Any notice of withdrawal must:

          . specify the name of the person having deposited the outstanding notes to be withdrawn;

          . identify the outstanding notes to be withdrawn, including the registration or certificate number or numbers and principal amount of the outstanding notes or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at the book-entry facility to be credited;

          . be signed by the same person and in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee for the outstanding notes to register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

          . specify the name in which any of these outstanding notes are to be registered, if different from that of the person who deposited the outstanding notes to be withdrawn.

          All questions as to the validity, form and eligibility, including time of receipt, of the withdrawal notices will be determined by us, whose determination shall be final and binding on all parties. Any outstanding notes so withdrawn will be judged not to have been tendered according to the procedures in this prospectus for purposes of the exchange offer, and no exchange notes will be issued in exchange for those outstanding notes unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes that have been tendered but are not accepted for exchange will be returned to the holder of the outstanding notes without cost to the holder or, in the case of outstanding notes tendered by book-entry transfer into the holder's account at DTC according to the procedures described above. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time before the Expiration Date.

Conditions

          The exchange offer is subject only to the following conditions:

          .    the compliance of the exchange offer with securities laws;

          .    the proper tender of the outstanding notes;

          . the representation by the holders of the outstanding notes that they are not our affiliate, that the exchange notes they will receive are being acquired by them in the ordinary course of their business and that at the time the exchange offer is completed the holder had no plan to participate in the distribution of the exchange notes; and

          . no judicial or administrative proceeding is pending or shall have been threatened that would limit us from proceeding with the exchange offer.

Exchange Agent

          SunTrust Bank, the trustee under the indenture, has been appointed as exchange agent for the exchange offer. In this capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. Requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent. You should send certificates for outstanding notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:

              By Mail:                      By Facsimile Transmission:        By Hand or Overnight Delivery:
           SunTrust Bank                          (804) 782-7855                      SunTrust Bank
       Attention: Jim McManus           Confirm Facsimile Transmission by         Attention: Jim McManus
     Corporate Trust Department                     Telephone:                  Corporate Trust Department
       10/th/ Floor, HDQ 5310                     (804) 782-5726                  10/th/ Floor, HDQ 5310
         919 E. Main Street                                                         919 E. Main Street
      Richmond, Virginia 23219                                                   Richmond, Virginia 23219

          Delivery of the letter of transmittal to an address other than as listed above or transmission of instructions via facsimile other than as described above does not constitute a valid delivery of the letter of transmittal.

Solicitation of Tenders, Fees and Expenses

          We will bear the expenses of requesting that holders of outstanding notes tender those notes for exchange notes. The principal solicitation under the exchange offer is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph, telephone or telecopier.

          We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection with the exchange offer and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offer. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the outstanding notes and in handling or forwarding tenders for exchange.

          We will pay the expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs.

          You will not be obligated to pay any transfer tax in connection with the exchange, except if you instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than you, in which event you will be responsible for the payment of any applicable transfer tax.

Accounting Treatment

          The exchange notes will be recorded at the same carrying value as the outstanding notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will recognize no gain or loss for accounting purposes upon the closing of the exchange offer. We will amortize the expenses of the exchange offer over the term of the exchange notes under generally accepted accounting principles.

Participation in the Exchange Offer, Untendered Notes

          Participation in the exchange offer is voluntary. Holders of the outstanding notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

          As a result of the making of, and upon acceptance for exchange of all outstanding notes tendered under the terms of, this exchange offer, we will have fulfilled a covenant contained in the terms of the exchange and registration rights agreement. Holders of the outstanding notes who do not tender in the exchange offer will continue to hold their outstanding notes and will be entitled to all the rights, and subject to the limitations, applicable to the outstanding notes under the indenture. Holders of outstanding notes will no longer be entitled to any rights under the exchange and registration rights agreement that by their terms terminate or cease to have further effect as a result of the making of this exchange offer. All untendered outstanding notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for untendered outstanding notes could be adversely affected. This is because there will probably be many fewer remaining outstanding notes outstanding following the exchange offer, significantly reducing the liquidity of the untendered notes.

          We may in the future seek to acquire untendered outstanding notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. We intend to make any acquisitions of outstanding notes following the applicable requirements of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission under the Exchange Act, including Rule 14e-1, to the extent applicable. We have no present plan to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any outstanding notes that are not tendered in the exchange offer.

                                USE OF PROCEEDS

          We will not receive any cash proceeds from the exchange offer. We used approximately $160.1 million of the proceeds from the note offering to fund the tender offer and the related call for redemption for the 2006 notes. We intend to use the remaining net proceeds from the note offering for general corporate purposes, which may include the repurchase or redemption of a portion of the outstanding $2.6875 Term Convertible Securities, Series A of our special purpose trust, Owens & Minor Trust I, and the related 5.375% Junior Subordinated Debentures due 2013, and/or the implementation of our third-party logistics business development strategy. Pending their ultimate use, we have applied the remaining net proceeds from the offering to reduce the level of receivables transferred under our receivables financing facility. See "Description of Existing Financing Arrangements."

                                CAPITALIZATION

         The following table shows our capitalization as of June 30, 2001 on an actual basis and as adjusted to give effect to the offering of the outstanding notes on July 2, 2001 and the application of the net proceeds as described in "Use of Proceeds." You should read this table in conjunction with our consolidated financial statements and the related notes to our consolidated financial statements, which are incorporated by reference in this prospectus. See "Use of Proceeds," "Selected Consolidated Financial Data," and "Description of Existing Financing Arrangements."

                                                                                 June 30, 2001
                                                                           --------------------------
                                                                                              As
                                                                              Actual       Adjusted
                                                                           ----------- --------------
(in thousands)                                                                    (unaudited)
Cash and cash equivalents.............................................   $      1,423  $      1,423
                                                                         ============   ===========

Debt (including current maturities):
     Revolving credit facility .......................................   $      6,100  $         --
     10.875% senior subordinated notes due 2006.......................        150,000            --
     8 1/2% senior subordinated notes ................................             --       200,000
     Other ...........................................................            672           672
                                                                         ------------   -----------
           Total debt.................................................        156,772       200,672

Mandatorily redeemable preferred securities...........................        132,000       132,000

Shareholders' equity:
     Common stock.....................................................         67,516        67,516
     Paid-in capital..................................................         25,030        25,030
     Retained earnings................................................        141,694       134,642
     Accumulated other comprehensive loss.............................           (623)         (623)
                                                                         ------------   -----------
Total shareholders' equity............................................        233,617       226,565
                                                                         ------------   -----------
     Total capitalization/(1)/........................................   $    522,389  $    559,237
                                                                         ============   ===========

_____________________

/(1)/ As of June 30, 2001, we had received $105.0 million under our receivables financing facility. As adjusted to give effect to the note offering of the outstanding notes on July 2, 2001 and the application of the proceeds as described in "Use of Proceeds," we would have had $77.0 million outstanding under the receivables financing facility.

                     SELECTED CONSOLIDATED FINANCIAL DATA

         The following table summarizes our selected consolidated financial data, which you should read in conjunction with our consolidated financial statements and related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the year ended December 31, 2000 and Quarterly Report on Form 10-Q for the period ended June 30, 2001. The selected consolidated financial data as of and for each of the years in the five-year period ended December 31, 2000 have been derived from our audited consolidated financial statements and the selected consolidated financial data as of and for the six months ended June 30, 2000 and 2001 have been derived from our unaudited consolidated quarterly financial statements. The consolidated balance sheets as of December 31, 1999 and 2000 and the consolidated statements of operations for each of the years in the three-year period ended December 31, 2000, and the independent auditors' report thereon, are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2000. The unaudited consolidated balance sheet as of June 30, 2001 and the unaudited consolidated statements of operations for the six months ended June 30, 2000 and 2001 are incorporated by reference in this prospectus from our Quarterly Report on Form 10-Q for the period ended June 30, 2001.

                                                                                                                 Six Months
                                                                  Year Ended December 31,                      Ended June 30,
                                                  --------------------------------------------------------   ---------------------
                                                     1996       1997        1998     1999/(1)/     2000         2000       2001
                                                  ---------  ---------   ---------  ----------  ----------   ---------  ----------
(in thousands, except per share data)                                                                            (unaudited)
Statement of Income Data/(2)/:
Net sales....................................... $3,025,341 $3,124,062  $3,090,048  $3,194,134  $3,503,583   $1,731,972 $1,878,039
Cost of goods sold..............................  2,720,613  2,800,044   2,755,158   2,851,556   3,127,911    1,547,208  1,678,435
                                                 ---------- ----------  ----------  ----------  ----------   ---------- ----------
Gross margin....................................    304,728    324,018     334,890     342,578     375,672      184,764    199,604
                                                 ---------- ----------  ----------  ----------  ----------   ---------- ----------
Selling, general and administrative expenses....    240,042    242,136     247,472     249,960     268,205      134,350    145,995
Depreciation and amortization...................     16,098     17,664      18,270      19,365      21,515       10,431     11,228
Interest expense, net...........................     18,954     15,703      14,066      11,860      12,566        6,358      6,808
Discount on accounts receivable securitization..      6,521      6,584       4,655       5,240       6,881        3,818      2,905
Distributions on mandatorily redeemable
   preferred securities.........................         --         --       4,494       7,095       7,095        3,548      3,548
Restructuring expense (credit)/(3)/.............         --         --      11,200      (1,000)       (750)        (750)    (1,476)
                                                 ---------- ----------  ----------  ----------  ----------   ---------- ----------
Total expenses..................................    281,615    282,087     300,157     292,520     315,512      157,755    169,008
                                                 ---------- ----------  ----------  ----------  ----------   ---------- ----------
Income before income taxes......................     23,113     41,931      34,733      50,058      60,160       27,009     30,596
Income tax provision............................     10,148     17,611      14,588      22,079      27,072       12,154     13,462
                                                 ---------- ----------  ----------  ----------  ----------   ---------- ----------
Net income......................................     12,965     24,320      20,145      27,979      33,088       14,855     17,134
Dividends on preferred stock....................      5,175      5,175       1,898          --          --           --         --
                                                 ---------- ----------  ----------  ----------  ----------   ---------- ----------
Net income attributable to common stock......... $    7,790 $   19,145  $   18,247  $   27,979  $   33,088   $   14,855 $   17,134
                                                 ========== ==========  ==========  ==========  ==========   ========== ==========

Common share information:
Net income per common share--basic.............. $     0.25 $     0.60  $     0.56  $     0.86  $     1.01   $     0.46 $     0.52
Net income per common share--diluted............ $     0.25 $     0.60  $     0.56  $     0.82  $     0.94   $     0.43 $     0.48
Average number of shares outstanding--basic.....     31,707     32,048      32,488      32,574      32,712       32,590     33,137
Average number of shares outstanding--diluted...     31,809     32,129      32,591      39,098      39,453       39,274     40,150
Cash dividends per common share................. $     0.18 $     0.18  $     0.20  $     0.23  $     0.25   $     0.12 $     0.13

Balance Sheet Data (end of period):
Working capital................................. $  192,990 $  233,789  $  235,247  $  219,448  $  233,637   $  211,184 $  260,356
Inventory.......................................    281,839    285,529     275,094     342,478     315,570      362,485    376,277
Total assets....................................    679,501    712,563     717,768     865,000     867,548      868,742    911,177
Long-term debt..................................    167,549    182,550     150,000     174,553     152,872      151,972    156,100
Mandatorily redeemable preferred securities.....         --         --     132,000     132,000     132,000      132,000    132,000
Shareholders' equity/(4)/.......................    242,400    259,301     161,126     182,381     212,772      194,929    233,617

                                                                                                          Six Months
                                                               Year Ended December 31,                   Ended June 30,
                                                     -----------------------------------------------   ------------------
                                                      1996      1997      1998    1999/(1)/   2000       2000      2001
                                                     -------  --------  --------  --------  --------   --------  --------
                                                                                                           (unaudited)
Supplemental Non-GAAP Data:
Outstanding financing/(5)/.........................  $293,549  $292,550  $225,000  $280,790  $233,533   $260,929  $261,772
Adjusted cash flow from operations/(6)/............   121,432    24,022    67,485    61,677    68,767     46,180   (16,818)
Capital expenditures...............................    13,227    11,967    12,609    22,105    19,627      9,551     9,205

Historical Ratios/(2)/:
Gross margin as a percent of net sales.............      10.1%     10.4%     10.8%     10.7%     10.7%     10.7%      10.6%
SG&A as a percent of net sales.....................       7.9%      7.8%      8.0%      7.8%      7.7%      7.8%       7.8%
Average receivable days sales outstanding/(7)/.....      37.3      32.4      33.5      34.9      33.3      33.4       32.9
Average inventory turnover.........................       8.9x      9.9x      9.8x      9.2x      9.5x      8.8x       9.8x
Earnings to fixed charges/(8)/.....................       1.3x      1.8x      1.9x      2.5x      2.7x      2.5x       2.7x

_________________________
     (1) On July 30, 1999, we acquired certain net assets of Medix, Inc. This acquisition was accounted for as a purchase.
     (2) Net sales, gross margin, selling, general and administrative expenses and all related ratios have been restated for all periods in accordance with Emerging Issues Task Force Issue 00-10, Accounting for Shipping and Handling Fees and Costs. See note 1 to our consolidated financial statements, which are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2000.
     (3) In 1998, we incurred $11.2 million, or $6.6 million after taxes, of restructuring expenses. In the years ended December 31, 1999 and 2000, and for the six months ended June 30, 2001, we reduced the restructuring accrual by $1.0 million, $0.8 million and $1.5 million, respectively, or $0.6 million, $0.4 million and $0.8 million, respectively, after taxes. See note 3 to our consolidated financial statements, which are incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2000 and note 6 to our consolidated financial statements, which are incorporated by reference in this prospectus from our Quarterly Report on Form 10-Q for the period ended June 30, 2001.
     (4) Shareholders' equity included $115.0 million of preferred stock at December 31, 1996 and 1997.
     (5) Outstanding financing includes debt and sales of accounts receivable under our off balance sheet receivables financing facility. See "Description of Existing Financing Arrangements."
     (6) Cash flow from operations has been adjusted to exclude proceeds from sales and collections of accounts receivable under our off balance sheet receivables financing facility. See "Description of Existing Financing Arrangements."
     (7) Excludes the impact of our off balance sheet receivables financing facility. See "Description of Existing Financing Arrangements."
     (8) For purposes of computing this ratio, earnings consist of income before income taxes and fixed charges. Fixed charges consist of interest expense, discount on accounts receivable securitization, amortization of debt issuance costs, distributions on mandatorily redeemable preferred securities, preferred dividend requirements and one-third of rental expense (the portion considered representative of the interest factor).

                 DESCRIPTION OF EXISTING FINANCING ARRANGEMENTS

Revolving Credit Facility

         On April 24, 2000, Owens & Minor, Inc., as borrower, certain of our subsidiaries, as guarantors, and certain lenders, entered into a credit agreement that provides for our $225.0 million revolving credit facility. Borrowings under the revolving credit facility are guaranteed by our subsidiaries Owens & Minor Medical, Inc., National Medical Supply Corporation, Owens & Minor West, Inc., Koley's Medical Supply, Inc. and Stuart Medical, Inc. The revolving credit facility expires in April 2003. Borrowings under the revolving credit facility bear interest based on, at our discretion, the prime rate of Bank of America, N.A. or LIBOR.

         Borrowings under the revolving credit facility are general unsecured obligations of Owens & Minor, Inc., and rank senior in right of payment to the notes. The guarantees of the revolving credit facility are general unsecured obligations of the guarantors and rank senior in right of payment to the guarantees of the notes. We are charged a commitment fee of between 0.200% and 0.275% on the unused portion of the revolving credit facility and a utilization fee of 0.250% if borrowings exceed $112.5 million. On June 12, 2001, we amended the revolving credit facility to authorize the offering of the outstanding notes and apply the net proceeds as described in this prospectus and to increase the commitment fee we are charged to between 0.225% and 0.300% on the unused portion of the revolving credit facility. Under the amendment, the utilization fee remains unchanged. Lenders under the revolving credit facility were paid a fee in respect of such amendment. The terms of the revolving credit facility limit the amount of indebtedness that we may incur, require us to maintain certain levels of net worth, current ratio, leverage ratio and fixed charge coverage, and restrict our ability to alter materially the character of our business through consolidation, merger or purchase or sale of assets. At June 30, 2001, we were in compliance with these covenants.

Receivables Financing Facility

         Under the receivables financing facility, O&M Funding Corp., our special-purpose subsidiary, is entitled, through July 10, 2002, to transfer, without recourse, our trade receivables and to receive up to $225.0 million from such transfer from a group of unrelated third-party purchasers for consideration that reflects a cost of funds at commercial paper rates, the prime rate or LIBOR, plus a charge for administrative and credit support services.

         The receivables financing facility requires us to maintain certain levels of net worth, current ratio, leverage ratio and fixed coverage, and restricts our ability to alter materially the character of our business through consolidation, merger, or purchase or sale of assets. We continue to service the receivables that are transferred under the receivables financing facility. At June 30, 2001, net accounts receivable of $105.0 million had been transferred, without recourse, under the receivables financing facility, and as a result, have been de-recognized in the consolidated balance sheet.

2006 Notes

         In May 1996, we issued $150.0 million of 10 7/8% Senior Subordinated Notes due 2006. On June 5, 2001, we commenced a tender offer to purchase any and all of the 2006 notes. As of 5:00 p.m., New York City time, on Monday, July 2, 2001, the expiration date, we accepted tender of 2006 notes from holders of $119,740,000 (or 79.8%) of the $150,000,000 outstanding principal amount of the 2006 notes. The remaining $30,260,000 of 2006 notes were redeemed on August 2, 2001 at a redemption price of 105.4375% of the principal amount thereof, plus accrued and unpaid interest to August 2, 2001. See "Summary--Tender Offer."

Trust Preferred Securities

         In May 1998, Owens & Minor Trust I, a statutory business trust established by us, issued 2,640,000 shares of trust preferred securities, for aggregate proceeds of $132.0 million. Each trust preferred security has a liquidation value of $50. The net proceeds were invested by the Trust in our 5.375% Junior Subordinated Convertible Debentures. The junior subordinated debentures are the sole assets of the Trust. We applied substantially all of the net proceeds of the junior subordinated debentures to repurchase 1,150,000 shares of our Series B Cumulative Preferred Stock at its par value.

         The trust preferred securities accrue and pay quarterly cash distributions at an annual rate of 5.375% of the liquidation value. Each Trust Preferred Security is convertible into 2.4242 shares of our common stock at the holder's option prior to May 1, 2013. The trust preferred securities are mandatorily redeemable upon the maturity of the junior subordinated debentures on April 30, 2013, and may be redeemed by us in whole or in part after May 1, 2001. The payment obligations of the Trust are fully and unconditionally guaranteed by us, as provided under the terms of the trust preferred securities.

                        DESCRIPTION OF THE EXCHANGE NOTES

         As used below in this "Description of the Exchange Notes" section, the "Company" means Owens & Minor, Inc., but not any of our subsidiaries, unless otherwise specified, and the "Notes" means the exchange notes to be issued in the exchange offer. The Company issued the outstanding notes and will issue the exchange notes under an indenture, dated as of July 2, 2001 (the "Original Indenture"), as supplemented by the first supplemental indenture, dated as of July 2, 2001 (the "First Supplemental Indenture" and together with the Original Indenture, the "Indenture"), in each case between the Company, the Guarantors and SunTrust Bank as Trustee (the "Trustee").

         The statements under this caption relating to the Notes, the Guarantees and the Indenture are summaries and do not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, are incorporated by reference as a part of such summaries or terms, which are qualified in their entirety by such reference. The Original Indenture and the First Supplemental Indenture have been filed as exhibits to the registration statement of which this prospectus forms a part. You are encouraged to read the Indenture because it, and not this description, defines your rights as holders of the Notes. You can find the definitions of capitalized terms used in this description under the subheading "Certain Definitions."

General

         The Notes will be general unsecured senior subordinated obligations of the Company, will be offered in an aggregate principal amount of $200 million and will rank subordinate in right of payment to all existing and future Senior Indebtedness of the Company and will be effectively subordinated to all existing and future indebtedness and other liabilities of subsidiaries of the Company which are not Guarantors. The Company may issue additional notes from time to time after this exchange offer. Any issuance of additional notes is subject to the covenants relating to the Notes. The Notes and any additional Notes subsequently issued under the Indenture may be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and Offers to Purchase. The Notes will rank pari passu in right of payment with all other senior subordinated indebtedness of the Company. The Notes will be guaranteed on a joint and several basis by each of the Guarantors pursuant to the Guarantees described below. The Guarantees will be general unsecured senior subordinated obligations of the Guarantors and will rank subordinate in right of payment to all existing and future Guarantor Senior Indebtedness. The Guarantees will rank pari passu in right of payment with all other existing and future senior subordinated indebtedness of the Guarantors. At June 30, 2001, on a pro forma basis after giving effect to the note offering and the application of the proceeds as described in "Use of Proceeds," the Company would have had approximately $0.7 million of Senior Indebtedness outstanding, none of which consisted of borrowings under the Revolving Credit Facility, which would have been guaranteed by the Guarantors on a senior basis. Secured creditors of the Company or any Guarantor, if any, will have a claim on the assets which secure such obligations prior to claims of the Holders of the Notes against those assets.

         The Notes will mature on July 15, 2011 and will bear interest at the rate per annum shown on the front cover of this prospectus from the date of issuance or from the most recent interest payment date to which interest has been paid or provided for. Interest will be payable semiannually on January 15 and July 15 of each year, commencing January 15, 2002, to the Person in whose name a Note is registered at the close of business on the preceding January 1 or July 1 (each, a "Record Date"), as the case may be. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

         The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Initially, the Trustee will act as paying agent and registrar for the Notes. The Notes may be presented for registration of transfer and exchange at the offices of the registrar for the Notes.

         As of the date of the Indenture, all of the Company's subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "--Covenants--Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of the Company's subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Our Unrestricted Subsidiaries will not guarantee the Notes.

         If a Holder has given wire transfer instructions to the Company, the Company will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders. Holders must surrender the Notes to the paying agent for the Notes to collect principal payments.

Optional Redemption

         The Notes will be subject to redemption, at the option of the Company, in whole or in part, at any time on or after July 15, 2006 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at his address appearing in the register for the Notes, in amounts of $1,000 or an integral multiple of $1,000, at the following redemption prices (expressed as percentages of principal amount) plus accrued interest and Liquidated Damages, if any, to but excluding the date fixed for redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption), if redeemed during the 12-month period beginning July 15 of the years indicated:

                                                 Redemption
                        Year                        Price
                        ----                        -----
                        2006...................      104.250%
                        2007...................      102.833%
                        2008...................      101.417%
                        2009 and thereafter....      100.000%

         In addition, prior to July 15, 2004, the Company may redeem up to 35% of the original principal amount of the Notes with the net cash proceeds received by the Company from a public offering of Capital Stock of the Company (other than Disqualified Stock), at a redemption price (expressed as a percentage of the principal amount) of 108.500% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the date fixed for redemption; provided, however, that at least 65% of the original principal amount of the Notes remains outstanding immediately after any such redemption (excluding any Notes owned by the Company or any of its Affiliates). Notice of redemption pursuant to this paragraph must be mailed to holders of Notes not later than 60 days following the consummation of such public offering.

         Selection of Notes for any partial redemption shall be made by the Trustee, in accordance with the rules of any national securities exchange on which the Notes may be listed or, if the Notes are not so listed, pro rata or by lot or in such other manner as the Trustee shall deem appropriate and fair. Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Notice of redemption will be mailed before the date fixed for redemption to each holder of Notes to be redeemed at his or her registered address. On and after the date fixed for redemption, interest will cease to accrue on Notes or portions thereof called for redemption.

         The Notes will not have the benefit of any sinking fund.

Subordination

         The payment of the principal of, premium, and Liquidated Damages, if any, and interest on the Notes is subordinated in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment in full of all Senior Indebtedness.

         Upon any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due with respect to Senior Indebtedness (including any interest accruing subsequent to an event of bankruptcy to the extent that such interest is an allowed claim enforceable against the debtor under the Bankruptcy Law) shall first be paid in full, or payment provided for, before the Holders of the Notes or the Trustee on behalf of such Holders shall be entitled to receive any payment by the Company of the principal of, premium, if any, or interest on the Notes, or any payment to acquire any of the Notes for cash, property or securities, or any distribution with respect to the Notes of any cash, property or securities. Before any payment may be made by, or on behalf of, the Company of the principal of, premium, if any, or interest on the Notes upon any such dissolution or winding-up or liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee on their behalf would be entitled, but for the subordination provisions of the Indenture, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of the Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representatives or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Senior Indebtedness.

         No direct or indirect payment by or on behalf of the Company of principal of, premium, if any, or interest on the Notes, whether pursuant to the terms of the Notes, upon acceleration or otherwise, will be made if, at the time of such payment, there exists a default in the payment of all or any portion of the obligations on any Designated Senior Indebtedness, whether at maturity, on account of mandatory redemption or prepayment, acceleration or otherwise (and the Trustee has received written notice thereof), and such default shall not have been cured or waived or the benefits of this sentence waived by or on behalf of the holders of such Designated Senior Indebtedness. In addition, during the continuance of any non-payment default or non-payment event of default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated, and upon receipt by the Trustee of written notice (a "Payment Blockage Notice") from the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, then, unless and until such default or event of default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness has been discharged or repaid in full, no direct or indirect payment will be made by or on behalf of the Company of principal of, premium, if any, or interest on the Notes, except from those funds held in trust for the benefit of the Holders of any Notes to such Holders, during a period (a "Payment Blockage Period") commencing on the date of receipt of such notice by the Trustee and ending 179 days thereafter. Notwithstanding anything in the subordination provisions of the Indenture or the Notes to the contrary, (x) in no event will a Payment Blockage Period extend beyond 179 days from the date the Payment Blockage Notice in respect thereof was given and (y) in no event will a Payment Blockage Notice be effective for purposes thereof unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. Not more than one Payment Blockage Period may be commenced with respect to the Notes during any period of 360 consecutive days. No default or event of default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period may be, or be made, the basis for the commencement of any other Payment Blockage Period by the holder or holders of such Designated Senior Indebtedness or the trustee or agent acting on behalf of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default has been cured or waived for a period of not less than 90 consecutive days.

         The failure to make any payment or distribution for or on account of the Notes by reason of the provisions of the Indenture described under this "Subordination" heading will not be construed as preventing the occurrence of an Event of Default described in clause (a), (b) or (c) of the first paragraph under "--Events of Default."

         By reason of the subordination provisions described above, in the event of insolvency of the Company, funds which would otherwise be payable to Holders of the Notes will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full, and the Company may be unable to fully meet its obligations with respect to the Notes. Subject to the restrictions set forth in the Indenture, in the future the Company may issue additional Senior Indebtedness.

The Guarantees

         The Indenture will provide that each of the Guarantors will unconditionally guarantee on a joint and several basis all of the Company's obligations under the Notes, including its obligations to pay principal, premium, if any, and interest with respect to the Notes. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor determined in accordance with GAAP. Except as provided in "-- Covenants" below, the Company is not restricted from selling, liquidating, reorganizing or otherwise disposing of any of the Guarantors.

         The Indenture will provide that each Restricted Subsidiary which guarantees or otherwise provides credit support (pursuant to the grant of a security interest or otherwise) for any obligation of the Company or any of its Subsidiaries under the Revolving Credit Facility and each future Restricted Subsidiary that guarantees or otherwise provides credit support (pursuant to the grant of a security interest or otherwise) for any obligation of the Company or any of its Subsidiaries under the Revolving Credit Facility will become a Guarantor of the Notes.

         The Indenture will provide that if (w) any Guarantor is released from its guarantee and all other obligations (including any Liens) in respect of the Revolving Credit Facility, (x) the Notes are defeased in accordance with the terms of the Indenture, (y) if all or substantially all of the assets of any Guarantor or all of the Capital Stock of any Guarantor is sold (including by issuance or otherwise) by the Company or any of its Subsidiaries in a transaction constituting an Asset Disposition, and if (1) the Net Available Proceeds from such Asset Disposition are used in accordance with the covenant described under "--Covenants--Limitation on Certain Asset Dispositions" or (2) the Company delivers to the Trustee an Officers' Certificate to the effect that the Net Available Proceeds from such Asset Disposition shall be used in accordance with the covenant described under "--Covenants--Limitation on Certain Asset Dispositions" and within the time limits specified by such covenant, or
(z) if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture, then in each such case, such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor or in the event of designation of Restricted Subsidiary as an Unrestricted Subsidiary) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be released and discharged of its Guarantee obligations.

         The obligations of each Guarantor under its Guarantee are subordinated to the prior payment in full of all Guarantor Senior Indebtedness of such Guarantor to substantially the same extent as the Notes are subordinated to Senior Indebtedness.

Suspended Covenants

         During any period of time that the Notes have an Investment Grade Rating from both of the Rating Agencies and no Default has occurred and is continuing under the Indenture, the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture described below under the following headings under "--Covenants":

     .       "--Limitation on Indebtedness,"

     .       "--Limitation on Senior Subordinated Indebtedness,"

     .       "--Limitation on Restricted Payments,"

     .       "--Limitation Concerning Distributions and Transfers by
             Subsidiaries,"

     .       "--Limitation on Certain Asset Dispositions,"

     .       "--Limitation on Issuance and Sale of Capital Stock of
             Subsidiaries," and

     .       "--Limitation on Transactions with Affiliates and Related Persons,"


(collectively, the "Suspended Covenants"); provided, however, such covenants shall not be suspended if the Investment Grade Rating was obtained, directly or indirectly, by our merger, consolidation or otherwise with a Person that had an Investment Grade Rating from either of the Rating Agencies and the Company at such time did not have an Investment Grade Rating from both of the Rating Agencies; and provided further, that the provisions of the Indenture described below under the following headings under "--Covenants:"

     .        "--Merger, Consolidation or Sale of Assets,"

     .        "--Change of Control,"

     .        "--Additional Subsidiary Guarantees,"

     .        "--Limitation on Liens,"

     .        "--Provision of Financial Information," and

     .        "--Designation of Restricted and Unrestricted Subsidiaries"


will not be so suspended; and provided further, that if the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, a Rating Agency which had given the Notes an Investment Grade Rating withdraws its rating or downgrades the rating assigned to the Notes below the Investment Grade Ratings so that the Notes do not have an Investment Grade Rating from both Rating Agencies, or a Default (other than with respect to the Suspended Covenants) occurs and is continuing, the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in the Indenture (each such date of reinstatement being the "Reinstatement Date"), including those set forth in the preceding sentence. Compliance with the Suspended Covenant with respect to Restricted Payments made after the Reinstatement Date will be calculated in accordance with the terms of the covenant described under "--Covenants-- Limitation on Restricted Payments" as though such covenant had been in effect during the entire period of time from which the Notes are issued. As a result, during any period in which the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants, the Notes will be entitled to substantially reduced covenant protection.

Covenants

         The Indenture contains, among others, the following covenants:

Limitation on Indebtedness

         The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, Incur, directly or indirectly, any Indebtedness (including Acquired Debt), except:

         (i) Indebtedness (including Acquired Debt) of the Company or the Guarantors, if immediately after giving effect to the Incurrence of such Indebtedness and the receipt and application of the net proceeds thereof, the Consolidated Cash Flow Ratio of the Company for the four full fiscal quarters for which quarterly or annual financial statements are available preceding the Incurrence of such Indebtedness, calculated on a pro forma basis as if such Indebtedness had been Incurred on the first day of such four full fiscal quarters, would be greater than 2.00 to 1.00;

         (ii) Indebtedness of the Company, and guarantees of such Indebtedness by any Guarantor, Incurred under the Revolving Credit Facility in an aggregate principal amount outstanding at any one time not to exceed the greater of (x) $300 million less the aggregate amount of all Net Available Proceeds of Asset Sales applied by the Company or any of its Subsidiaries to repay any revolving credit Indebtedness under the Revolving Credit Facility and effect a corresponding commitment reduction thereunder pursuant to the covenant described below under the caption "--Limitation on Certain Asset Dispositions;" or (y) the sum of

               (A) 85% of Eligible Accounts Receivable and

               (B) 50% of Eligible Inventory;

         (iii) Indebtedness owed by the Company to any Guarantor or Indebtedness owed by a Restricted Subsidiary of the Company to the Company or a Guarantor; provided, however, upon either

                    (I) the transfer or other disposition by such Subsidiary or the Company of any Indebtedness so permitted under this clause
               (iii) to a Person other than the Company or a Guarantor or

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

                    (II) the issuance (other than directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock or other ownership interests (including by consolidation or merger) of such Guarantor to a Person other than the Company or another such Guarantor, the provisions of this clause (iii) shall no longer be applicable to such Indebtedness and such Indebtedness shall be deemed to have been Incurred at the time of any such issuance, sale, transfer or other disposition, as the case may be;

          (iv) Indebtedness of the Company or its Restricted Subsidiaries under any interest rate or currency swap agreement to the extent entered into to hedge any other Indebtedness permitted under the Indenture that are incurred in the normal course of business for the purpose of fixing or hedging currency, commodity or interest rate risk (including with respect to any floating or fixed rate Indebtedness that is permitted by the terms of the Indenture to be outstanding in connection with the conduct of the Company or its Subsidiaries businesses and not for speculative purposes) and any interest rate swap agreement entered into to hedge obligations under (x) any Qualified Securitization Transaction or (y) the Trust Obligations;

          (v) Indebtedness Incurred to renew, extend, refinance or refund (collectively for purposes of this clause (v) to "refund") any Indebtedness outstanding on the Issue Date and Indebtedness Incurred under the prior clause (i) above or the Notes; provided, however, that

                    (I) such Indebtedness does not exceed the principal amount (or accrual amount, if less) of Indebtedness so refunded plus the amount of any premium required to be paid in connection with such refunding pursuant to the terms of the Indebtedness refunded or the amount of any premium reasonably determined by the Company as necessary to accomplish such refunding by means of a tender offer, exchange offer, or privately negotiated repurchase, plus the expenses of the Company or such Restricted Subsidiary incurred in connection therewith and

                   (II) (A) in the case of any refunding of (x) Indebtedness that is pari passu with the Notes and (y) the Trust Securities, such refunding Indebtedness is made pari passu with or subordinate in right of payment to the Notes, and, in the case of any refunding of Indebtedness that is subordinate in right of payment to the Notes, such refunding Indebtedness is subordinate in right of payment to the Notes on terms no less favorable to the Holders than those contained in the Indebtedness being refunded,

                   (B) in either case, the refunding Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is issued, does not have an Average Life that is less than the remaining Average Life of the Indebtedness being refunded and does not permit redemption or other retirement (including pursuant to any required offer to purchase to be made by the Company or Restricted Subsidiary of the Company) of such Indebtedness at the option of the holder thereof prior to the final stated maturity of the Indebtedness being refunded, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to a required offer to purchase made by the Company or a Restricted Subsidiary of the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those contained in the Indenture described under "--Change of Control" below and

                   (C) any Indebtedness Incurred to refund any other
               Indebtedness is Incurred by the obligor on the Indebtedness being refunded or by the Company;

          (vi) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities, hold backs or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation shares of Capital Stock of Subsidiaries, or contingent payment obligations incurred in connection with the acquisition or disposition of assets acquired or disposed of;

          (vii) Indebtedness represented by

                    (I) letters of credit for the account of the Company or any Restricted Subsidiary or

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

                    (II) other obligations to reimburse third parties pursuant to any surety bond or other similar arrangements,

     to the extent that such letters of credit and other obligations, as the case may be, are intended to provide security for workers' compensation claims, payment obligations in connection with self-insurance, in connection with participation in government reimbursement or other programs or similar requirements in the ordinary course of business;

          (viii) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings, or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount, including all Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (viii), not to exceed $15 million at any time outstanding;

          (ix) Indebtedness of the Company under the Notes (excluding any additional debt securities issued under the Indenture from time to time) and Indebtedness of the Guarantors under the Guarantees;

          (x) the Trust Obligations and the 2006 Notes;

          (xi) the consummation of a Qualified Securitization Transaction; and

          (xii) Indebtedness of the Company or its Restricted Subsidiaries, not otherwise permitted to be Incurred pursuant to clauses (i) through (xi) above, which, together with any other outstanding Indebtedness Incurred pursuant to this clause has an aggregate principal amount not in excess of $35 million at any time outstanding.

Limitation on Senior Subordinated Indebtedness

         The Indenture will provide that (i) the Company will not directly or indirectly Incur any Indebtedness that by its terms would expressly rank senior in the right of payment to the Notes and expressly rank subordinate in right of payment to any Senior Indebtedness and (ii) the Company will not permit any Guarantor to and no Guarantor will directly or indirectly Incur any Indebtedness that by its terms would expressly rank senior in right of payment to the Guarantee of such Guarantor and expressly rank subordinate in right of payment to any Guarantor Senior Indebtedness.

Limitation on Restricted Payments

         The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly,

          (i) declare or pay any dividend, or make any distribution of any kind or character (whether in cash, property or securities), in respect of any class of its Capital Stock or to the holders thereof, excluding any (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Disqualified Stock), or (y) in the case of any Restricted Subsidiary of the Company, dividends or distributions payable to the Company or a Restricted Subsidiary of the Company (other than dividends or distributions payable to a Securitization Subsidiary or the Special Purpose Trust),

          (ii) purchase, redeem, or otherwise acquire or retire for value shares of Capital Stock of the Company or any of its Restricted Subsidiaries, any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any of its Restricted Subsidiaries or any securities convertible or exchangeable into shares of Capital Stock of the Company or any of its Restricted Subsidiaries, excluding any such shares of Capital Stock, options, warrants, rights or securities which are owned by the Company or a Restricted Subsidiary of the Company (other than any such shares, options, warrants or rights that are owned by a Securitization Subsidiary or the Special Purpose Trust),

          (iii) make any Investment in (other than a Permitted Investment), or payment on a guarantee of any obligation of, any Person, other than the Company or a Guarantor, or

          (iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, Indebtedness which is subordinate in right of payment to the Notes,

     (each of the transactions described in clauses (i) through (iv) (other than any exception to any such clause) being a "Restricted Payment") if at the time thereof:

               (1) an Event of Default, or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing, or

               (2) upon giving effect to such Restricted Payment, the Company could not Incur at least $1.00 of additional Indebtedness pursuant to the terms of the Indenture described in clause (i) of "--Limitation on Indebtedness" above, or

               (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments made on or after the Issue Date exceeds the sum of:

                    (a) 50% of cumulative Consolidated Net Income of the Company
               (or, in the case cumulative Consolidated Net Income of the Company shall be negative, less 100% of such deficit) since January 1, 2001 through the last day of the fiscal quarter for which financial statements are available; plus

                    (b) 100% of the aggregate net proceeds received after the
               Issue Date, from the issuance of Capital Stock (other than Disqualified Stock) of the Company and warrants, rights or options on Capital Stock (other than Disqualified Stock) of the Company (other than in respect of any such issuance to a Restricted Subsidiary of the Company) and the principal amount of Indebtedness of the Company or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) that has been converted into or exchanged for Capital Stock of the Company; plus

                    (c) in the case of the disposition or repayment of any
               Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment; provided, however, that at the time any such Investment is made the Company delivers to the Trustee a resolution of its Board of Directors to the effect that, for purposes of this "--Limitation on Restricted Payments" covenant, such Investment constitutes a Restricted Payment made after the Issue Date.

          The foregoing provision will not be violated by

          (i) any dividend on any class of Capital Stock of the Company or any Restricted Subsidiary of the Company paid within 90 days after the declaration thereof if, on the date when the dividend was declared, the Company or such Restricted Subsidiary, as the case may be, could have paid such dividend in accordance with the provisions of the Indenture;

          (ii) the payments of distribution on any of the outstanding Trust Securities, in accordance with the terms thereof as in effect on the Issue Date;

          (iii) the renewal, extension, refunding or refinancing of any Indebtedness (including, without limitation, the Trust Securities) otherwise permitted pursuant to the terms of the Indenture described in clause (v) of "--Limitation on Indebtedness" above;

          (iv) the exchange or conversion of any Indebtedness of the Company or any Restricted Subsidiary of the Company (other than a Securitization Subsidiary) for or into Capital Stock of the Company (other than Disqualified Stock of the Company);

          (v) any payments, loans or other advances made pursuant to any employee benefit plans (including plans for the benefit of directors) or employment agreements or other compensation arrangements, in each case as approved by the Board of Directors of the Company in its good faith judgment;

          (vi) the redemption of the Company's rights issued pursuant to the Amended and Restated Rights Agreement, dated as of May 10, 1994, between the Company and Bank of New York, as successor Rights Agent, in an amount per right issued thereunder not to exceed that in effect on the Issue Date;

          (vii) so long as no Default or Event of Default has occurred and is continuing, any investment made with the proceeds of a substantially concurrent sale of Capital Stock of the Company (other than Disqualified Stock); provided, however, that the proceeds of such sale of Capital Stock shall not be (and have not been) included in subclause (b) of clause (3) of the preceding paragraph;

          (viii) the redemption, repurchase, retirement or other acquisition of any Capital Stock of the Company or the Trust Securities, in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Company) of Capital Stock of the Company (other than Disqualified Stock); provided, however, that the proceeds of such sale of Capital Stock shall not be (and have not been) included in subclause (b) of clause (3) of the preceding paragraph;

          (ix) so long as no Default or Event of Default has occurred and is continuing, the payment of cash dividends on the Company's Common Stock not to exceed $0.085 per share then outstanding in any fiscal quarter of the Company; or

          (x) so long as no Default or Event of Default has occurred and is continuing, the redemption, repurchase, retirement or other acquisition of the Trust Securities or the repurchase, retirement or other acquisition of the Company's common stock if after giving pro forma effect thereto (including without limitation the financing thereof) the Company's Consolidated Cash Flow Ratio would be greater than or equal to 3.00 to 1.00; provided, however, that the aggregate amount expended pursuant to this clause (x) to redeem, repurchase, retire or otherwise acquire the Company's common stock shall not exceed $35 million.

Each Restricted Payment described in clauses (i), (iv), (v) (only to the extent such payment, loan or advance is outside the ordinary cause of business) and
(vi) of the previous sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (3) of the preceding paragraph.

Limitations Concerning Distributions and Transfers by Subsidiaries

          The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to

          (i) pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any Restricted Subsidiary of the Company,

          (ii) make loans or advances to the Company or any Restricted Subsidiary of the Company or guarantee any Indebtedness of the Company or any of its Restricted Subsidiaries or

          (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary of the Company,

except for such encumbrances or restrictions existing under or by reason of

                 (a) any agreement in effect on the Issue Date (including pursuant to the Revolving Credit Facility and agreements entered into in connection therewith) as any such agreement is in effect on such date,

                 (b) any agreement relating to any Indebtedness incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date and not incurred in anticipation or contemplation of becoming a Restricted Subsidiary and provided such encumbrance or restriction shall not apply to any assets of the Company or its Subsidiaries other than such Restricted Subsidiary,

                 (c) customary provisions contained in an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; provided, however, that such encumbrance or restriction is applicable only to such Restricted Subsidiary or assets,

                 (d) an agreement effecting a renewal, exchange, refunding, amendment or extension of Indebtedness incurred pursuant to an agreement referred to in clause (a) or (b) above; provided, however, that the provisions contained in such renewal, exchange, refunding, amendment or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement that is the subject thereof in the reasonable judgment of the Board of Directors of the Company as evidenced by a resolution of such Board of Directors filed with the Trustee,

                 (e) the Indenture,

                 (f) applicable law,

                 (g) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary of the Company,

                 (h) Indebtedness or any other contractual requirements (including pursuant to any corporate governance documents in the nature of a charter or by-laws) of a Securitization Subsidiary or the Special Purpose Trust arising in connection with a Qualified Securitization Transaction or the Trust Obligations, respectively, provided, however, that any such encumbrance or restriction applies only to such Securitization Subsidiary or the Special Purpose Trust, as the case may be, and obligations of Restricted Subsidiaries to transfer Receivables and Receivables Related Assets to a Securitization Subsidiary in a Qualified Securitization Transaction,

                 (i) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the type referred to in clause (iii) of this covenant, or

                 (j) restrictions of the type referred to in clause (iii) of this covenant contained in security agreements securing Indebtedness of a Restricted Subsidiary of the Company to the extent that such Liens were otherwise incurred in accordance with "--Limitation on Liens" below and restrict the transfer of property subject to such agreements.

Limitation on Liens

          The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Lien on or with respect to any property or assets of the Company or any Restricted Subsidiary of the Company owned on the Issue Date or thereafter acquired or on the income or profits thereof to secure Indebtedness without making, or causing such Restricted Subsidiary to make, effective provision for securing the Notes (and, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary, including Indebtedness which is subordinate in right of payment to the Notes; provided, however, that Liens securing the Notes and any Indebtedness pari passu with the Notes are senior to such Liens securing such subordinated indebtedness) equally and ratably with such Indebtedness or, in the event such Indebtedness is subordinate in right of payment to the Notes or the Guarantees, prior to such Indebtedness, as to such property or assets for so long as such Indebtedness shall be so secured. The foregoing restrictions shall not apply to

          (i) Liens securing Senior Indebtedness of the Company or Guarantor Senior Indebtedness;

          (ii) Liens securing only the Notes;

          (iii) Liens in favor of the Company;

          (iv) Liens to secure Indebtedness (including, without limitation, Capital Lease Obligations) permitted by clause (viii) of the covenant entitled "--Covenants--Limitation on Indebtedness; provided, however, that
     (a) the aggregate principal amount of any Indebtedness secured by such a Lien does not exceed 100% of such purchase price or cost, (b) such Lien does not extend to or cover any other property other than such item of property and any improvements on such item, (c) the Indebtedness secured by such Lien is Incurred by the Company or its Restricted Subsidiary within 180 days of the acquisition, construction or improvement of such property and (d) the Incurrence of such Indebtedness is permitted by the provisions of the Indenture described under "--Limitation on Indebtedness" above;

          (v) Liens on property existing immediately prior to the time of acquisition thereof (and not created in anticipation or contemplation of the financing of such acquisition),

          (vi) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company (and not created in anticipation or contemplation thereof);

          (vii) Liens on property of the Company or any Restricted Subsidiary of the Company in favor of the United States of America, any state thereof, or any instrumentality of either to secure payments pursuant to any contract or statute;

          (viii) Liens granted in connection with any Qualified Securitization Transaction;

          (ix) Liens existing on the Issue Date securing Indebtedness existing on the Issue Date;

          (x) Liens to secure Indebtedness Incurred to extend, renew, refinance or refund (or successive extensions, renewals, refinancings or refundings), in whole or in part, any Indebtedness secured by Liens referred to in the foregoing clauses (i)-(ix) so long as such Liens do not extend to any other property and the principal amount of Indebtedness so secured is not increased except for the amount of any premium required to be paid in connection with such renewal, refinancing or refunding pursuant to the terms of the Indebtedness renewed, refinanced or refunded or the amount of any premium reasonably determined by the Company as necessary to accomplish such renewal, refinancing or refunding by means of a tender offer, exchange offer or privately negotiated repurchase, plus the expenses of the Company or such Restricted Subsidiary incurred in connection with such renewal, refinancing or refunding; and

          (xi) Liens in favor of the Trustee as provided for in the Indenture on money or property held or collected by the Trustee in its capacity as Trustee.


Limitation on Certain Asset Dispositions

          The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make one or more Asset Dispositions for aggregate consideration of, or in respect of assets having an aggregate fair market value of $5 million or more in any 12-month period, unless:

          (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such Asset Disposition at least equal to the fair market value of the assets sold or disposed of as determined by the Board of Directors of the Company in good faith and evidenced by a resolution of such Board of Directors filed with the Trustee;

          (ii) not less than 75% of the consideration for the disposition consists of cash or readily marketable cash equivalents, Replacement Assets or the assumption of Indebtedness (other than non-recourse Indebtedness or any Indebtedness subordinated to the Notes) of the Company or such Restricted Subsidiary or other obligations relating to such assets (and release of the Company or such Restricted Subsidiary from all liability on the Indebtedness or other obligations assumed); and

          (iii) all Net Available Proceeds, less any amounts invested within 360 days of such Asset Disposition in assets related to the business of the Company (including the Capital Stock of another Person (other than the Company or any Person that is a Restricted Subsidiary of the Company immediately prior to such investment), provided, however, that immediately after giving effect to any such investment (and not prior thereto) such Person shall be a Guarantor), are applied, on or prior to the 360th day after such Asset Disposition, unless and to the extent that the Company shall determine to make an Offer to Purchase, either to (A) the permanent reduction and prepayment of any Senior Indebtedness then outstanding (including a permanent reduction of commitments in respect thereof) or (B) the permanent reduction and repayment of any Guarantor Senior Indebtedness then outstanding of any Restricted Subsidiary of the Company (including a permanent reduction of commitments in respect thereof).

Any Net Available Proceeds from any Asset Disposition which is subject to the immediately preceding sentence that are not applied as provided in the immediately preceding sentence shall be used promptly after the expiration of the 360th day after such Asset Disposition, or promptly after the Company shall have earlier determined to not apply any Net Available Proceeds therefrom as provided in subclause (A) or (B) of clause (iii) of the immediately preceding sentence, to make an Offer to Purchase outstanding Notes at a purchase price in cash equal to 100% of their principal amount plus accrued interest and Liquidated Damages, if any, to the Purchase Date. Notwithstanding the foregoing, the Company may defer making any Offer to Purchase outstanding Notes until there are aggregate unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences equal to or in excess of $5 million (at which time, the entire unutilized Net Available Proceeds from Asset Dispositions otherwise subject to the two immediately preceding sentences, and not just the amount in excess of $5 million, shall be applied as required pursuant to this paragraph). If any Indebtedness of the Company ranking pari passu with the Notes requires that prepayment of, or an offer to prepay, such Indebtedness be made with any Net Available Proceeds, the Company may apply such Net Available Proceeds pro rata (based on the aggregate principal amount of the Notes then outstanding and the aggregate principal amount (or accreted value, if less) of all such other Indebtedness then outstanding) to the making of an Offer to Purchase the Notes in accordance with the foregoing provisions and the prepayment or the offer to prepay such pari passu Indebtedness. The Company shall make a further Offer to Purchase Notes in an amount equal to any such Net Available Proceeds not utilized to actually prepay such other Indebtedness at a purchase price in cash equal to 100% of the principal amount of the Notes plus accrued interest to the Purchase Date if the amount not so utilized equals or exceeds $5 million. Any remaining Net Available Proceeds following the completion of the required Offer to Purchase may be used by the Company for any other purpose (subject to the other provisions of the Indenture) and the amount of Net Available Proceeds then required to be otherwise applied in accordance with this covenant shall be reset to zero, subject to any subsequent Asset Disposition. These provisions will not apply to a transaction consummated in compliance with the provisions of the Indenture described under "--Mergers, Consolidations or Sale of Assets" below.

          In the event that the Company makes an Offer to Purchase the Notes, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any violation of the provisions of the Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

Limitation on Issuance and Sale of Capital Stock of Subsidiaries

          The Indenture will provide that the Company (a) will not, and will not permit any Restricted Subsidiary of the Company to, transfer, convey, sell or otherwise dispose of any shares of Capital Stock of such Restricted Subsidiary or any other Restricted Subsidiary (other than to the Company or a Guarantor), except that the Company and any Restricted Subsidiary may, in any single transaction, sell all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary to any Person, subject to complying with the provisions of the Indenture described under "--Limitation on Certain Asset Dispositions" above and (b) will not permit any Restricted Subsidiary of the Company to issue shares of its Capital Stock (other than directors' qualifying shares), or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, its Capital Stock to any Person other than to the Company or a Guarantor. This covenant will not apply to the Trust Obligations or obligations incurred in connection with a transaction similar to the Trust Obligations in connection with a refinancing, refunding or replacement of the Trust Obligations.

Limitation on Transactions with Affiliates and Related Persons

          The Indenture will provide that the Company will not, and will not permit any of its Restricted Subsidiaries to, enter into, directly or indirectly, any transaction with an Affiliate or Related Person of the Company (other than the Company or a Restricted Subsidiary of the Company), including, without limitation, the purchase, sale, lease or exchange of property, the rendering of any service, or the making of any guarantee, loan, advance or

Investment, either directly or indirectly, which transaction involves aggregate consideration in excess of $500,000, unless

          (i) such transaction is on terms no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or a Related Person, which determination in the case of a transaction or series of related transactions involving aggregate consideration in excess of $2.5 million shall be evidenced by a resolution of a majority of the disinterested directors of the Board of Directors of the Company filed with the Trustee; and

          (ii) with respect to any transaction contemplated by this section or a series of related transactions involving aggregate consideration in excess of $10 million, the Company delivers to the Trustee, an opinion as to the fairness to the Holders of such transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing in the United States.

          The provisions of this covenant shall not apply to

          (i) any Qualified Securitization Transaction or the Trust Obligations,

          (ii) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business,

          (iii) transactions permitted by the provisions of the Indenture described above under the caption "--Limitation on Restricted Payments" above,

          (iv) the payment of reasonable fees to directors of the Company or its Restricted Subsidiaries, and

          (v) Investments in employees in the ordinary course of business.

Change of Control

          Within 30 days following the date of the consummation of a transaction resulting in a Change of Control, the Company will commence an Offer to Purchase all outstanding Notes at a purchase price in cash equal to 101% of their principal amount plus accrued interest and Liquidated Damages, if any, to the Purchase Date. Such Offer to Purchase will be consummated not earlier than 30 days and not later than 60 days after the commencement thereof. Each Holder shall be entitled to tender all or any portion of the Notes owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Note tendered must bear an integral multiple of $1,000 principal amount. A "Change of Control" will be deemed to have occurred in the event that (whether or not otherwise permitted by the Indenture), after the Issue Date (a) any Person or any Persons acting together that would constitute a group (for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto) (a "Group"), together with any Affiliates or Related Persons thereof, shall "beneficially own" (as defined in Rule 13d-3 under the Exchange Act, or any successor provision thereto) at least 35% of the voting power of the outstanding Voting Stock of the Company; (b) any sale, lease or other transfer (in one transaction or a series of related transactions) is made by the Company or any of its Subsidiaries of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person other than a Wholly Owned Subsidiary of the Company which is a Guarantor (other than a Securitization Subsidiary or the Special Purpose Trust); (c) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company; or (d) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

          In the event that the Company makes an Offer to Purchase the Notes, the Company shall comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Exchange Act and any violation of the provisions of the Indenture relating to such Offer to Purchase occurring as a result of such compliance shall not be deemed an Event of Default or an event that with the passing of time or giving of notice, or both, would constitute an Event of Default.

          With respect to the sale of assets referred to in the definition of "Change of Control," the phrase "all or substantially all" of the assets of the Company and its Restricted Subsidiaries will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the

Company has occurred. In addition, no assurances can be given that the Company will be able to acquire Notes tendered upon the occurrence of a Change of Control. The ability of the Company to pay cash to the Holders of Notes upon a Change of Control may be limited by its then existing financial resources. The Revolving Credit Facility contains certain covenants prohibiting, or requiring waiver or consent of the lenders thereunder prior to, the repurchase of the Notes upon a Change of Control and future debt agreements of the Company may provide the same. If the Company does not obtain such waiver or consent or repay such Indebtedness, the Company will remain prohibited from repurchasing the Notes. In such event, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would in turn constitute a default under the Revolving Credit Facility and possibly other Senior Indebtedness. In such circumstances, the subordination provisions of the Indenture would likely restrict payments to the Holders of the Notes. None of the provisions relating to a repurchase upon a Change of Control are waivable by the Board of Directors of the Company or the Trustee.

          The foregoing provisions will not prevent the Company from entering into a transaction of the types described above with management or their affiliates. In addition, such provisions may not necessarily afford the Holders of the Notes protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect the Holders because such transactions may not involve a shift in voting power or beneficial ownership, or even if they do, may not involve a shift of the magnitude required under the definition of Change of Control to trigger the provisions.

          The Company will not be required to make an Offer to Purchase in accordance with this covenant if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes properly tendered and not withdrawn under the Offer to Purchase.

Additional Subsidiary Guarantees

          The Indenture will provide that each Restricted Subsidiary which guarantees or otherwise provides credit support (pursuant to the grant of a security interest or otherwise) for any obligation of the Company or any of its Subsidiaries under the Revolving Credit Facility and each future Restricted Subsidiary that guarantees or otherwise provides credit support (pursuant to the grant of a security interest or otherwise) for any obligation of the Company or any of its Subsidiaries under the Revolving Credit Facility will become a Guarantor of the Notes and execute a supplemental indenture and deliver an opinion of counsel satisfactory to the Trustee within 10 business days after end of the fiscal quarter in which it was acquired or created.

Provision of Financial Information

          Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. The Company shall also in any event (a) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Note Register, without cost to such Holders, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents which the Company is required to file with the Commission pursuant to the preceding sentence, and (b) if, notwithstanding the preceding sentence, filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder.

Merger, Consolidation or Sale of Assets

          The Company may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

          (1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

          (3) immediately after such transaction no Default or Event of Default exists; and

          (4) the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Limitation on Indebtedness."

          The provisions of this paragraph shall not apply to any merger of a Restricted Subsidiary (other than the Securitization Subsidiary or O&M Trust) of the Company with or into the Company or a Restricted Subsidiary of the Company (other than a Securitization Subsidiary or O&M Trust).

Designation of Restricted and Unrestricted Subsidiaries

          The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Restricted Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "--Limitation on Restricted Payments" or Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Events of Default

          The following will be Events of Default under the Indenture:

          (a) failure to pay principal of (or premium, if any, on) any Note when due (whether or not prohibited by the provisions of the Indenture described under "--Subordination" above);

          (b) failure to pay any interest on, or Liquidated Damages with respect to, any Note when due, continued for 30 days (whether or not prohibited by the provisions of the Indenture described under "--Subordination" above);

          (c) default in the payment of principal of and interest on Notes required to be purchased pursuant to an Offer to Purchase as described under "--Covenants--Change of Control" and "--Covenants --Limitation on Certain Asset Dispositions" above when due and payable (whether or not prohibited by the provisions of the Indenture described under "--Subordination" above);

          (d) failure to perform or comply with any of the provisions described under "--Covenants --Mergers, Consolidations or Sale of Assets" above;

          (e) failure to perform any other covenant or agreement of the Company under the Indenture or the Notes continued for 30 days after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of outstanding Notes;

          (f) default under the terms of one or more instruments evidencing or securing Indebtedness of the Company or any Restricted Subsidiary of the Company having an outstanding principal amount of $10 million or more individually or in the aggregate that has resulted in the acceleration of the payment of such Indebtedness or failure to pay principal when due at the stated maturity of any such Indebtedness;

          (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any Restricted Subsidiary of the Company in an amount of $5 million or more (net of any amounts covered by reputable and creditworthy insurance companies) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

          (h) certain events of bankruptcy, insolvency or reorganization affecting the Company or any Guarantor; and

          (i) the Guarantee of any Guarantor ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of a release of such Guarantor from its Guarantee in accordance with the terms of the Indenture and such Guarantee).

          Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default (as defined) shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

          If an Event of Default (other than an Event of Default with respect to the Company described in clause (h) of the preceding paragraph) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes may accelerate the maturity of all Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (h) of the preceding paragraph with respect to the Company occurs, the outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For information as to waiver of defaults, see "--Modification and Waiver."

          The Indenture provides that the Trustee shall, within 30 days after the occurrence of any Default or Event of Default with respect to the Notes, give the Holders thereof notice of all uncured Defaults or Events of Default known to it; provided, however, that, except in the case of an Event of Default or a Default in payment with respect to the Notes or a Default or Event of Default in complying with "--Covenants" "--Mergers, Consolidations or Sale of Assets," the Trustee shall be protected in withholding such notice if and so long as the Board of Directors or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of the Notes.

          No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

          The Company will be required to furnish to the Trustee annually a statement as to the performance by it of certain of its obligations under the Indenture and as to any default in such performance.

Legal Defeasance and Covenant Defeasance

          The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

          (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below;

          (2) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Guarantor's obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the Indenture.

          In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

          In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, the Company has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, the Company has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (6) the Company must deliver to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

          (7) the Company must deliver to the Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Governing Law

          The Indenture, the Notes and the Guarantees will be governed by the laws of the State of New York without regard to principles of conflicts of laws.

Modification and Waiver

          Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each Note affected thereby,

          (a) change the Stated Maturity of the principal of or any installment of interest on any Note or alter the optional redemption or repurchase provisions of any Note or the Indenture in a manner adverse to the holders of the Notes,

          (b) reduce the principal amount of (or the premium) of any Note,

          (c) reduce the rate of or extend the time for payment of interest on any Note,

          (d) change the place or currency of payment of principal of (or premium) or interest on any Note,

          (e) modify any provisions of the Indenture relating to the waiver of past defaults (other than to add sections of the Indenture subject thereto) or the right of the holders to institute suit for the enforcement of any payment on or with respect to any Note or Guarantee or the modification and amendment of the Indenture and the Notes (other than to add sections of the Indenture or the Notes which may not be amended, supplemented or waived without the consent of each holder affected),

          (f) reduce the percentage of the principal amount of outstanding Notes necessary for amendment to or waiver of compliance with any provision of the Indenture or the Notes or for waiver of any Default,

          (g) waive a default in the payment of principal of, interest on, Liquidated Damages on, or redemption payment with respect to, any Note (except a recision of acceleration of the Notes by the Holders as provided in the Indenture and a waiver of the payment default that resulted from such acceleration),

          (h) modify the ranking or priority of the Notes or the Guarantee of any Guarantor or modify the definition of Senior Indebtedness or Guarantor Senior Indebtedness or amend or modify the subordination provisions of the Indenture in any manner adverse to the Holder,

          (i) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture, or

          (j) modify the provisions relating to any Offer to Purchase (required pursuant to the covenant described under the caption "--Change of Control" in a manner materially adverse to the Holders.

          The Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all Holders of Notes, may waive compliance by the Company with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the outstanding Notes, on behalf of all Holders of Notes, may waive any past default under the Indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Note tendered pursuant to an Offer to Purchase, or a default in respect of a provision that under the Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

Satisfaction and Discharge

          The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

          (1)  either:

               (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

               (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

          (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

          (3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

          (4) the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

          In addition, the Company must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The Trustee

          If the Trustee is a creditor of the Company or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

          The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

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

          Anyone who receives this prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Owens & Minor, Inc., 4800 Cox Road, Glen Allen, Virginia 23060, Attention: General Counsel.

Book-Entry, Delivery and Form

          Except as set forth below, Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000.

          Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

          Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See "--Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Depository Procedures

          The following description of the operations and procedures of DTC are provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC's settlement system and are subject to changes by DTC. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

          DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

          DTC has also advised the Company that, pursuant to procedures established by it:

          (1) Upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes; and

          (2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

          Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations that are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

          Except as described below, owners of interest in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

          Payments in respect of the principal of, and interest and premium on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

          (1) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

          (2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

          DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

          Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

          DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

          Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

          A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if:

          (1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

          (2) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

          (3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

          In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

          Notes in certificated form may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to the notes.

Same Day Settlement and Payment

          The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The Company will make all payments of principal, interest and premium with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes are expected to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Certain Definitions

          Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

          "Acquired Debt" means, with respect to any specified Person:

          (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person (limited to the maximum amount of liability of the specified Person with respect to such Lien).

          "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with any specified Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Asset Disposition" means any sale, transfer or other disposition (including, without limitation, by merger, consolidation or sale-and-leaseback transaction) of (i) shares of Capital Stock of a Restricted Subsidiary of the Company (other than directors' qualifying shares) or (ii) property or assets of the Company or any Restricted Subsidiary of the Company; provided, however, that an Asset Disposition shall not include (a) any sale, transfer or other disposition of shares of Capital Stock, property or assets by a Restricted Subsidiary of the Company to the Company or to any Guarantor, (b) any sale, transfer or other disposition of defaulted receivables for collection or any sale, transfer or other disposition of property or assets in the ordinary course of business, (c) any isolated sale, transfer or other disposition that does not involve aggregate consideration in excess of $500,000 individually, (d) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property, (e) any Lien (or foreclosure thereon) securing Indebtedness to the extent that such Lien is granted in compliance with "--Covenants--Limitation on Liens" above, (f) any Restricted Payment permitted by "--Covenants--Limitation on Restricted Payments" above, (g) any disposition of assets or property in the ordinary course of business to the extent such property or assets are obsolete, worn-out or no longer useful in the Company's or any of its Subsidiaries' business, (h) any sale and leaseback of the Company's principal corporate headquarters consummated within 180 days after the completion of the construction thereof, or (i) any Qualified Securitization Transaction.

     "Average Life" means, as of the date of determination, with respect to any Indebtedness for borrowed money or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal or liquidation value payments of such Indebtedness or Preferred Stock, respectively, and the amount of such principal or liquidation value payments, by (ii) the sum of all such principal or liquidation value payments.

     "Capital Lease Obligations" of any Person means the obligations to pay rent or other amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which are required to be classified and accounted for as a capital lease or liability on the face of a balance sheet of such Person in accordance with GAAP. The amount of such obligations shall be the capitalized amount thereof in accordance with GAAP and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person (including any Preferred Stock outstanding on the Issue Date); provided that the Trust Preferred Securities shall not be considered Capital Stock of the Company.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated Cash Flow Available for Fixed Charges" of any Person means for any period the Consolidated Net Income of such Person and its Restricted Subsidiaries for such period increased (to the extent Consolidated Net Income for such period has been reduced thereby) by the sum of (without duplication)
(i) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, plus (ii) Consolidated Income Tax Expense of such Person for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of such Person and its Restricted Subsidiaries for such period, plus (iv) any other non-cash charges to the extent deducted from or reflected in such Consolidated Net Income except for any non-cash charges that represent accruals of, or reserves for, cash disbursements to be made in any future accounting period.

     "Consolidated Cash Flow Ratio" of any Person means for any period the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of such Person for such period to (ii) the sum of (A) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period, plus (B) the annual interest expense with respect to any Indebtedness proposed to be Incurred by such Person or its Restricted Subsidiaries, minus (C) Consolidated Interest Expense of such Person to the extent included in clause (ii)(A) with respect to any Indebtedness that will no longer be outstanding as a result of the Incurrence of the Indebtedness proposed to be Incurred, plus (D) the annual interest expense with respect to any other Indebtedness Incurred by such Person or its Restricted Subsidiaries since the end of such period to the extent not included in clause
(ii)(A), minus (E) Consolidated Interest Expense of such Person and its Restricted Subsidiaries to the extent included in clause (ii)(A) with respect to any Indebtedness that no longer is outstanding as a result of the Incurrence of the Indebtedness referred to in clause (ii)(D); provided, however, that in making such computation, the Consolidated Interest Expense of such Person and its Restricted Subsidiaries attributable to interest on any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation (after giving effect to any hedge in respect of such Indebtedness that will, by its terms, remain in effect until the earlier of the maturity of such Indebtedness or the date one year after the date of such determination) had been the applicable rate for the entire period; provided, further, however, that, in the event such Person or any of its Restricted Subsidiaries has made any Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period and on or prior to the date of measurement, such computation shall be made on a pro forma basis as if the

Asset Dispositions or acquisitions had taken place on the first day of such period. Calculations of pro forma amounts in accordance with this definition shall be done in accordance with Rule 11-02 of Regulation S-X under the Securities Act of 1933 or any successor provision.

     "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" for any Person means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest or finance charge income of such Person except to the extent such interest or finance charge income is received by the Company or a Restricted Subsidiary in cash) of such Person and its Restricted Subsidiaries except to the extent such net income is received by the Company or a Restricted Subsidiary in cash of such Person for such period calculated on a consolidated basis in accordance with GAAP, plus discount on receivables sold or other discount related to any receivables securitization transaction (including any Qualified Securitization Transaction), plus the product of (a) all dividends or distributions, whether paid or accrued and whether or not in cash, on any series of preferred stock or the Trust Preferred Securities of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary, multiplied by (to the extent such dividends or distributions are not deductible for federal income tax purposes)
(b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by such Person or a Restricted Subsidiary of such Person in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (but not net loss) of any Restricted Subsidiary of such Person which is subject to restrictions which prevent or limit the payment of dividends or the making of distributions to such Person to the extent of such restrictions (regardless of any waiver thereof), (c) the net income of any Person that is not a Restricted Subsidiary of such Person, except to the extent of the amount of dividends or other distributions representing such Person's proportionate share of such other Person's net income for such period actually paid in cash to such Person by such other Person during such period, (d) gains or losses on Asset Dispositions by such Person or its Restricted Subsidiaries, (e) all extraordinary gains and extraordinary losses determined in accordance with GAAP,
(f) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings (or losses) of the successor corporation prior to such consolidation, merger or transfer of assets and (g) the Net Income (but not loss) of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

     "Continuing Director" means a director who either was a member of the Board of Directors of the Company on the Issue Date or who became a director of the Company subsequent to the Issue Date and whose election, or nomination for election by the Company's shareholders, was duly approved by a majority of the Continuing Directors then on the Board of Directors of the Company, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

     "Default" means any event that is, or after notice or lapse of time or both would become, an Event of Default.

     "Designated Senior Indebtedness" means (i) so long as the Revolving Credit Facility is outstanding, the Senior Indebtedness incurred under the Revolving Credit Facility and (ii) thereafter, any other Senior Indebtedness which has at the time of initial issuance an aggregate outstanding principal amount in excess of $25 million which has been designated as Designated Senior Indebtedness by the Board of Directors of the Company at the time of initial issuance in a resolution delivered to the Trustee.

     "Disqualified Stock" of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity of the Notes.

     "Eligible Accounts Receivable" means the face value of all "eligible receivables" of the Company and its Restricted Subsidiaries party to any credit agreement constituting the Revolving Credit Facility (as such term is defined for purposes of such credit agreement).

     "Eligible Inventory" means the face value of all "eligible inventory" of the Company and its Restricted Subsidiaries party to any credit agreement constituting the Revolving Credit Facility (as such term is defined for purposes of such credit agreement).

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.

     "GAAP" means generally accepted accounting principles, consistently applied, as in effect on the Issue Date in the United States of America, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as is approved by a significant segment of the accounting profession.

     "guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and "guaranteed," "guaranteeing" and "guarantor" shall have meanings correlative to the foregoing); provided, however, that the guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

     "Guarantee" means the guarantee of the Notes by each Guarantor under the Indenture.

     "Guarantor Senior Indebtedness" means, with respect to any Guarantor, at any date, (i) the maximum amount of all Indebtedness of such Guarantor under the Revolving Credit Facility, including principal, premium, if any, and interest on such Indebtedness and all other amounts due on or in connection with such Indebtedness including all charges, fees and expenses (without regard to any limitation set forth in the terms thereof and whether or not such Indebtedness is invalidated or set aside or otherwise legally unenforceable, unless due to willful misconduct or bad faith on the part of the lenders under the Revolving Credit Facility or their agent), (ii) all other Indebtedness of such Guarantor for borrowed money, including principal, premium, if any, and interest on such Indebtedness, unless the instrument under which such Indebtedness of such Guarantor for borrowed money is created, incurred, assumed or guaranteed expressly provides that such Indebtedness for borrowed money is not senior or superior in right of payment to the Guarantee of such Guarantor, and all renewals, extensions, modifications, amendments or refinancings thereof and
(iii) all interest on any Indebtedness referred to in clauses (i) and (ii) during the pendency of any bankruptcy or insolvency proceeding, whether or not allowed thereunder. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include (a) Indebtedness which is pursuant to its terms or any agreement relating thereto or by operation of law subordinated or junior in right of payment or otherwise to any other Indebtedness of such Guarantor (without regard, with respect to the Revolving Credit Facility, to any limitation set forth in the terms thereof and other than, with respect to the Revolving Credit Facility, due to the legal invalidity thereof, unless due to the willful misconduct or bad faith on the part of the lenders under the Revolving Credit Facility or their agent); provided, however, that no Indebtedness of such Guarantor shall be deemed to be subordinated or junior in right of payment or otherwise to any other Indebtedness of such Guarantor solely by reason of such other Indebtedness being secured and such Indebtedness not being secured, (b) the Guarantees, (c) any Indebtedness of such Guarantor to any of its Subsidiaries, (d) any Indebtedness which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, is without recourse to

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

such Guarantor, and (e) any Indebtedness or other obligation of such Guarantor pursuant to or in connection with any Qualified Securitization Transaction (whether entered into before or after the Issue Date) or the Trust Obligations.

     "Guarantors" means (i) each of Owens & Minor Medical, Inc., a Virginia corporation; National Medical Supply Corporation, a Delaware corporation; Owens & Minor West, Inc., a California corporation; Koley's Medical Supply, Inc., a Nebraska corporation and Stuart Medical, Inc., a Pennsylvania corporation; and
(ii) each future Restricted Subsidiary that guarantees or otherwise provides credit support (pursuant to the grant of a security interest or otherwise) for any obligation of the Company or any of its Subsidiaries under the Revolving Credit Facility.

     "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (including by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing). Indebtedness of any Person or any of its Subsidiaries existing at the time such Person becomes a Subsidiary of the Company (or is merged into or consolidates with the Company or any of its Subsidiaries), whether or not such Indebtedness was incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company (or being merged into or consolidated with the Company or any of its Subsidiaries), shall be deemed Incurred at the time any such Person becomes a Subsidiary of the Company or merges into or consolidates with the Company or any of its Subsidiaries.

     "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business), (v) every Capital Lease Obligation of such Person, (vi) every net obligation under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements of such Person and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable for, directly or indirectly, as obligor, guarantor or otherwise. Indebtedness shall include the liquidation preference and any mandatory redemption payment obligations in respect of any Disqualified Stock of the Company, and any Preferred Stock of a Restricted Subsidiary of the Company. Indebtedness shall never be calculated taking into account any cash and cash equivalents held by such Person. Indebtedness shall not include (A) obligations of the Company or its Subsidiaries in respect of loans against life insurance policies of which any of them is the owner not in excess of the aggregate cash values thereof, (B) guarantees entered into prior to the Issue Date by the Company or its Subsidiaries in respect of Indebtedness of their customers in an aggregate amount of not more than $5 million or (C) the obligations of the Company or its Subsidiaries in respect of any Qualified Securitization Transaction.

     "Initial Securitization" means the transactions entered into in connection with the Receivables Purchase Agreement dated as of July 14, 2000, among O&M Funding Corp., the Company, Falcon Asset Securitization Corporation, Receivables Capital Corporation, Liberty Street Funding Corp., Bank One, NA, Bank of America, National Association, and The Bank of Nova Scotia as amended, restated, supplemented, replaced or otherwise modified from time to time.

     "Investment" by any Person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by any other Person.

     "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

     "Issue Date" means the original issue date of the Notes.

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

     "Junior Subordinated Debentures" shall mean up to $142,268,050 aggregate principal amount of Junior Convertible Subordinated Debentures pursuant to the Junior Subordinated Indenture dated as of May 13, 1998 between the Company and the First National Bank of Chicago, as Trustee, and the First Supplemental Indenture dated as of May 13, 1998 to such Indenture, as in effect on the Issue Date.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

     "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form) therefrom by such Person, including any cash received by way of deferred payment or upon the monetization or other disposition of any non-cash consideration (including notes or other securities) received in connection with such Asset Disposition, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such assets (other than Senior Indebtedness or Guarantor Senior Indebtedness) in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all payments made with respect to liabilities associated with the assets which are the subject of the Asset Disposition, including, without limitation, trade payables and other accrued liabilities, (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, until such time as such amounts are no longer reserved or such reserve is no longer necessary (at which time any remaining amounts will become Net Available Proceeds to be allocated in accordance with the provisions of clause (iii) of the covenant of the Indenture described under "--Covenants--Limitation on Certain Asset Dispositions") and (v) all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

     "Non-Recourse Debt" means Indebtedness: (1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

     "O&M Funding Corp." means O&M Funding Corp., a Virginia corporation, and its successors.

     "O&M Trust" means Owens & Minor Trust I, a Delaware business trust, and its successors.

     "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the register for the Notes on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be not less than 30 days nor more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

          (1) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

          (2)  the Expiration Date and the Purchase Date;

          (3) the aggregate principal amount of the outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section of the Indenture requiring the Offer to Purchase) (the "Purchase Amount");

          (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price");

          (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

          (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

          (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

          (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

          (9) that each Holder electing to tender all or any portion of a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

          (10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its Paying Agent) receives, not later than the close of business on the fifth Business Day next preceding the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

          (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

          (12) that in the case of any Holder whose Note is purchased only in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

          An Offer to Purchase shall be governed by and effected in accordance with the provisions above pertaining to any Offer.

         "Permitted Business" means any business (including stock or assets) that derives a majority of its revenues from the business engaged in by the Company and its Restricted Subsidiaries on the date of original issuance of the Notes and/or activities that are reasonably similar, ancillary or related to, or a reasonable extension, development or expansion of, the businesses in which the Company and its Restricted Subsidiaries are engaged on the date of original issuance of the Notes, including, without limitation, the third party logistics business.

         "Permitted Investments" means (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or any governmental entity or agency or political subdivision thereof (provided, that the good faith and credit of the United States of America is pledged in support thereof), maturing within one year of the date of purchase; (ii) Investments in commercial paper issued by corporations or financial institutions maturing within 180 days from the date of the original issue thereof, and rated "P-l" or better by Moody's or "A-1" or better by S&P or an equivalent rating or better by any other nationally recognized securities rating agency; (iii) Investments in certificates of deposit issued or acceptances accepted by or guaranteed by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000, maturing within one year of the date of purchase; (iv) Investments representing Capital Stock or obligations issued to the Company or any of its Subsidiaries in the course of the good faith settlement of claims against any other Person or by reason of a composition or readjustment of debt or a reorganization of any debtor of the Company or any of its Subsidiaries; (v) deposits, including interest-bearing deposits, maintained in the ordinary course of business in banks; (vi) any acquisition of the Capital Stock of any Person; provided, however, that after giving effect to any such acquisition such Person shall become a Restricted Subsidiary of the Company; (vii) trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, however, that such receivables and prepaid expenses would be recorded as assets of such Person in accordance with GAAP; (viii) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables; (ix) any interest swap or hedging obligation with an unaffiliated Person otherwise permitted by the Indenture; (x) Investments received as consideration for an Asset Disposition in compliance with the provisions of the Indenture described under "--Covenants--Limitation on Certain Asset Dispositions" above; (xi) Investments for which the sole consideration provided is Capital Stock of the Company (other than Disqualified Stock); (xii) loans and advances to employees made in the ordinary course of business; (xiii) Investments outstanding on the Issue Date; (xiv) so long as no Default or Event of Default has occurred and is continuing, Investments in Persons or entities in an aggregate outstanding amount (valued at the cost thereof) not to exceed at any time $25 million, (xv) payments on the guarantee referred to in the last sentence of the definition of the term "Indebtedness" and (xvi) Investments made in or by any Securitization Subsidiary in connection with and required pursuant to the terms of any Qualified Securitization Transaction or in the Special Purpose Trust in connection with and required by the terms of the Trust Obligations.

         "Person" means any individual, corporation, limited or general partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase" above.

         "Qualified Securitization Transaction" means the Initial Securitization and any other transaction or series of transactions that has been or may be entered into by the Company or any of its Restricted Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Company or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any Receivables and Receivables Related Assets or interests therein secured by the merchandise or services financed thereby (whether such Receivables and Receivables Related Assets are then existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all security interests in merchandise or services financed thereby, all collections received (including recoveries) and proceeds of such Receivables and Receivables Related Assets, and other assets which are customarily sold or in respect of which security interests are customarily granted in connection with securitization transactions involving such assets.

         "Rating Agency" means each of S&P and Moody's, or if S&P or Moody's or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by us (as certified by a resolution of our Board of Directors) which shall be substituted for S&P or Moody's, or both, as the case may be.

         "Receivables" means any right of payment, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising in connection with the sale, lease or financing by the Company or any Restricted Subsidiary of the Company of merchandise or rendering of services, and monies due thereunder.

         "Receivables Related Assets" means (i) any rights arising under the documentation governing or relating to Receivables (including rights in respect of Liens securing such Receivables and other credit support in respect of such Receivables), (ii) any proceeds of such Receivables and any lockboxes or accounts in which such proceeds are deposited, (iii) spread accounts and other similar accounts (and any amounts on deposit therein) established in connection with a Qualified Securitization Transaction, (iv) any warranty, indemnity, dilution and other intercompany claim arising out of the documentation evidencing such Qualified Securitization Transaction and (v) other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

         "Related Person" of any Person means any other Person directly or indirectly owning (a) 5% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (b) 5% or more of the combined voting power of the Voting Stock of such Person.

         "Replacement Assets" means properties or assets used or useful in a Permitted Business.

         "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

         "Revolving Credit Facility" means the Credit Agreement, dated as of April 24, 2000, as amended, among the Company as borrower thereunder, certain Subsidiaries of the Company as guarantors thereunder, the lenders named therein, and Bank of America, N.A., as administrative agent, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor whether by or with the same or any other lender, creditors, group of lenders or group of creditors and including related notes, guarantee agreements and other instruments and agreements executed in connection therewith.

         "S&P" means Standard & Poor's Ratings Group, Inc., or any successor to the rating agency business thereof.

         "Securitization Subsidiary" means O&M Funding Corp. and any other Wholly Owned Subsidiary of the Company which engages in no activities other than those reasonably related to or in connection with the entering into of securitization transactions and which is designated by the Board of Directors of the Company (as provided below) as a Securitization Subsidiary provided that with respect to O&M Funding Corp. or any such other Wholly Owned Subsidiary (a) no portion of the indebtedness or any other obligations (contingent or otherwise) of any such Restricted Subsidiary (i) is guaranteed by the Company or any other Restricted Subsidiary of the Company other than pursuant to Standard Securitization Obligations, (ii) is recourse to or obligates the Company or any other Restricted Subsidiary of the Company in any way other than pursuant to Standard Securitization Obligations or (iii) subjects the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to any Lien or to the satisfaction thereof, other than pursuant to Standard Securitization Obligations, (b) neither the Company nor any other Restricted Subsidiary of the Company (i) provides any credit support to or (ii) has any material contract, agreement, arrangement or understanding no less favorable to the Company or such Restricted Subsidiary than could be obtained from an unrelated person (other than, in the case of subclauses (i) and (ii) of this clause (b), entered into in the ordinary course of business in connection with a Qualified Securitization Transaction and intercompany notes relating to the sale of Receivables to such Securitization Subsidiary) with any such Restricted Subsidiary and (c) neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve the financial condition of any such Restricted Subsidiary or to cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Company (other than with respect to O&M Funding Corp.) shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolutions of the Board of Directors of the Company giving effect to such designation.

         "Senior Indebtedness" means, at any date, (i) all Indebtedness of the Company under the Revolving Credit Facility, including principal, premium, if any, and interest on such Indebtedness and all other amounts due on or in connection with such Indebtedness including all charges, fees and expenses, (ii) all other Indebtedness of the Company for borrowed money, including principal, premium, if any, and interest on such Indebtedness, unless the instrument under which such Indebtedness of the Company for money borrowed is created, incurred, assumed or guaranteed expressly provides that such Indebtedness for money borrowed is not senior or superior in right of payment to the Notes, and all renewals, extensions, modifications, amendments or refinancings thereof and
(iii) all interest on any Indebtedness referred to in clauses (i) and (ii) accruing during the pendency of any bankruptcy or insolvency proceeding, whether or not allowed thereunder. Notwithstanding the foregoing, Senior Indebtedness shall not include (a) Indebtedness which is pursuant to its terms or any agreement relating thereto or by operation of law subordinated or junior in right of payment or otherwise to any other Indebtedness of the Company; provided, however, that no Indebtedness of the Company shall be deemed to be subordinate or junior in right of payment or otherwise to any other Indebtedness of the Company solely by reason of such other Indebtedness being secured and such Indebtedness not being secured, (b) the Notes, (c) any Indebtedness of the Company to any Restricted Subsidiary of the Company, (d) any Indebtedness which, when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, is without recourse to the Company, and (e) any Indebtedness or other obligation of the Company pursuant to or in connection with any Qualified Securitization Transaction or the Trust Obligations (whether entered into before or after the Issue Date).

         "Special Purpose Trust" means O&M Trust a statutory business trust established by the Company for the purpose of issuing the Trust Preferred Securities for aggregate gross proceeds of up to $138,000,000 and issuing up to $4,268,050 of common beneficial interests.

         "Standard Securitization Obligations" means representations, warranties, covenants and indemnities (including those related to servicing) entered into by the Company or any Restricted Subsidiary which are reasonably customary in Qualified Securitization Transactions.

         "Subsidiary" of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more other Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and voting power relating to the policies, management and affairs thereof.

         "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

         "Trust Obligations" means the obligations of the Company and its Restricted Subsidiaries under the Trust Preferred Securities, the related Junior Subordinated Debentures and the agreements entered into in connection therewith, all as in effect on the Issue Date.

         "Trust Preferred Securities" means the 2,640,000 $2.6875 Term Convertible Securities of the Special Purpose Trust outstanding as of the Issue Date, as in effect at such time, less the aggregate liquidation amount of such Trust Preferred Securities that is prepaid, redeemed, repurchased or retired from time to time.

         "Trust Securities" means the Trust Preferred Securities and the Junior Subordinated Debentures.

         "Unrestricted Subsidiary" means any Subsidiary of the Company (or any successor to any of them) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary: (1) has no Indebtedness other than Non-Recourse Debt; (2) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company; (3) is a Person with respect to which neither the Company nor any of its Restricted

Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries; and (5) has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries.

         Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "--Covenants--Limitation on Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "--Covenants--Limitation on Indebtedness," the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "--Covenants--Limitation on Indebtedness," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

         "Voting Stock" of any Person means the Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

              (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments or principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

              (2) the then outstanding principal amount of such Indebtedness.

         "Wholly Owned Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

                       FEDERAL INCOME TAX CONSIDERATIONS


          The following is a summary of the material U.S. federal income tax considerations relating to the exchange of outstanding notes for exchange notes in the exchange offer. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. This summary is limited to holders of outstanding notes who hold the outstanding notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986 (in general, assets held for investment). Special situations, such as the following, are not addressed:

          . tax consequences to holders who may be subject to special tax treatment, such as tax-exempt entities, dealers in securities or currencies, financial institutions, insurance companies, regulated investment companies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings or corporations that accumulate earnings to avoid U.S. federal income tax;

          . tax consequences to persons holding notes as part of a hedging, integrated, constructive sale or conversion transaction or a straddle or other risk reduction transaction;

          . tax consequences to holders whose "functional currency" is not the U.S. dollar;

          . tax consequences to persons who hold notes through a partnership or similar pass-through entity;

          .    alternative minimum tax consequences, if any; or

          .    any state, local or foreign tax consequences.

          The discussion below is based upon the provisions of the Code, existing and proposed Treasury regulations promulgated under the Code, and rulings, judicial decisions and administrative interpretations under the Code, as of the date of the prospectus. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below.



Consequences of Tendering Notes

          The exchange of your outstanding notes for exchange notes in the exchange offer would not constitute an exchange for federal income tax purposes. Accordingly, the exchange offer would have no federal income tax consequences to you if you exchange your outstanding notes. For example, there would be no change in your tax basis and your holding period would carry over to the exchange notes. In addition, the federal income tax consequences of holding and disposing of your exchange notes would also be the same as those applicable to your outstanding notes.

          The preceding discussion of certain U.S. federal income tax considerations is for general information only and is not tax advice. Accordingly, each investor should consult its own tax advisor as to particular tax consequences to it of exchanging outstanding notes for exchange notes, including the applicability and effect of any state, local or foreign tax laws, and of any proposed changes in applicable laws.

                             PLAN OF DISTRIBUTION

          Each broker-dealer that receives exchange notes in the exchange offer for its own account must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. We reserve the right in our sole discretion to purchase or make offers for, or to offer exchange notes for, any outstanding notes that remain outstanding after the expiration of the exchange offer pursuant to this prospectus or otherwise and, to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. This prospectus, as it may be amended or supplemented from time to time, may be used by all persons subject to the prospectus delivery requirements of the Securities Act, including broker-dealers in connection with resales of exchange notes received in the exchange offer, where the exchange notes were acquired as a result of market-making activities or other trading activities and may be used by us to purchase any outstanding notes that remain outstanding after expiration of the exchange offer. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with such a resale.

          We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers in the exchange offer for their own account may be sold from time to time in one or more transactions in the over-the counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any of the exchange notes. Any broker-dealer that resells exchange notes that were received by it in the exchange offer for its own account and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on such a resale of the exchange notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

          For a period of 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay certain expenses incident to our performance of or compliance with the exchange and registration rights agreement, other than commissions or concessions of any brokers or dealers, and will indemnify holders of the outstanding notes against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

         The validity of the exchange notes offered by this prospectus and certain other matters will be passed upon for us by Hunton & Williams.

                                     EXPERTS

         The consolidated financial statements of Owens & Minor, Inc. and subsidiaries as of December 31, 2000 and 1999 and for each of the years in the three-year period ended December 31, 2000, incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission's web site at http://www.sec.gov. Our common stock, preferred stock purchase rights and

2006 notes are listed on the New York Stock Exchange. Our reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

          We are "incorporating by reference" the documents listed below that we have filed with the Securities and Exchange Commission, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference the documents listed below:

          1.  Our Annual Report on Form 10-K for the year ended December 31,
2000;

          2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

          3. Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2001;

          4.  Our Current Report on Form 8-K filed on March 20, 2001;

          5.  Our Current Report on Form 8-K filed on June 5, 2001;

          6.  Our Current Report on Form 8-K filed on June 18, 2001;

          7.  Our Current Report on Form 8-K filed on July 5, 2001; and

          8. All documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus until the expiration of the exchange offer.

          You may request a copy of those filings, at no cost, by writing or telephoning us at the following:

             Owens & Minor, Inc.
             4800 Cox Road
             Glen Allen, VA 23060
             (804) 747-9794

          Information that we file later with the Securities and Exchange Commission and that is incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus as if that information were included in this prospectus.

                         [LOGO of Owens & Minor, Inc.]

                               OFFER TO EXCHANGE

                up to $200,000,000 Principal Amount Outstanding
                  8 1/2 % Senior Subordinated Notes due 2011
                                      for
                          a like Principal Amount of
                   8 1/2% Senior Subordinated Notes due 2011
          That Have Been Registered under the Securities Act of 1933







                          --------------------------

                                  Prospectus

                              ______________, 2001

                          --------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

         The Virginia Stock Corporation Act (the "VSCA") permits, and the Bylaws of Owens & Minor, Inc. (the "Company") require, indemnification of the Company's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Under Sections 13.1-697 and 13.1-704 of the VSCA, a Virginia corporation generally is authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company's Bylaws require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. In addition, the Company carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. The Company's Bylaws also provide that, to the full extent the VSCA (as it presently exists or may hereafter be amended) permits the limitation or elimination of the liability of directors and officers, no director or officer of the Company shall be liable to the Company or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct. Section 13.1-692.1 of the VSCA presently permits the elimination of liability of directors and officers in any proceeding brought by or in the right of the Company or brought by or on behalf of shareholders of the Company, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security. Sections 13.1-692.1 and 13.1-696 through 704 of the VSCA are hereby incorporated by reference herein.

Item 21.  Exhibits and Financial Schedules.

         3.1        -     Amended and Restated Articles of Incorporation of the
                          Company (incorporated herein by reference to the
                          Company's Annual Report on Form 10-K, Exhibit 3(a),
                          for the year ended December 31, 1994).
         3.2        -     Amended and Restated Bylaws of the Company
                          (incorporated herein by reference to the Company's
                          Quarterly Report on Form 10-Q, Exhibit 3, for the
                          period ended June 30, 2001).
         4.1        -     Senior Subordinated Indenture, dated as of July 2,
                          2001, between the Company, as Issuer, Owens & Minor
                          Medical, Inc., National Medical Supply Corporation,
                          Owens & Minor West, Inc., Koley's Medical Supply, Inc.
                          and Stuart Medical, Inc., as Guarantors (the
                          "Guarantors"), and SunTrust Bank, as Trustee
                          (incorporated herein by reference to the Company's
                          Quarterly Report on Form 10-Q, Exhibit 4.1, for the
                          period ended June 30, 2001).
         4.2        -     First Supplemental Indenture, dated as of July 2,
                          2001, between the Company, the Guarantors and SunTrust
                          Bank, as Trustee (incorporated herein by reference to
                          the Company's Quarterly Report on Form 10-Q, Exhibit
                          4.2, for the period ended June 30, 2001).
         4.3        -     Form of Global Note (included in Exhibit 4.2).
         4.4        -     Exchange and Registration Rights Agreement, dated as
                          of July 2, 2001, by and among the Company, the
                          Guarantors and Lehman Brothers Inc., Banc of America
                          Securities LLC, Merrill Lynch, Pierce, Fenner & Smith
                          Incorporated, First Union Securities, Inc., Goldman
                          Sachs & Co. and J.P. Morgan Securities Inc.
                          (incorporated herein by reference to the Company's
                          Quarterly Report on Form 10-Q, Exhibit 4.3, for the
                          period ended June 30, 2001).
         4.5        -     First Amendment, dated as of June 12, 2001, to Credit
                          Agreement, dated as of April 24, 2000 among the Company, the Guarantors, First Union National Bank,
                          SunTrust Bank, Bank One, N.A., The Bank of Nova Scotia and Bank of America, N.A. (incorporated herein by reference to the Company's Quarterly Report on Form
                          10-Q, Exhibit 4.4, for the period ended June 30,
                          2001).

         4.6        -     Indenture, dated as of May 29, 1996 among the Company,
                          as Issuer, Owens & Minor Medical, Inc., National
                          Medical Supply Corporation, Owens & Minor West, Inc.,
                          Koley's Medical Supply, Inc., Lyons Physician Supply
                          Company, A. Kuhlman & Co., Stuart Medical, Inc., as
                          Guarantors, and Crestar Bank, as Trustee ("Notes
                          Indenture") (incorporated herein by reference to the
                          Company's Quarterly Report on Form 10-Q, Exhibit 4(a),
                          for the quarter ended June 30, 1996).
         4.7        -     Supplemental Indenture No. 1, dated as of May 12,
                          1998, to Notes Indenture (incorporated herein by
                          reference to the Company's Quarterly Report on Form
                          10-Q, Exhibit 4.1, for the quarter ended June 30,
                          1998).
         4.8        -     Amended and Restated Rights Agreement, dated as of May
                          10, 1994, between the Company and Bank of New York, as
                          successor Rights Agent (incorporated herein by
                          reference to the Company's Quarterly Report on Form
                          10-Q, Exhibit 4, for the quarter ended June 30, 1995).
         4.9        -     Credit Agreement, dated as of April 24, 2000, by and
                          among the Company, as Borrower, certain of its
                          Subsidiaries, as Guarantors, the banks identified
                          therein, First Union National Bank and SunTrust Bank,
                          as Syndication Agents, Bank One, N.A., as Managing
                          Agent, The Bank of Novia Scotia, as Co-Agent, and Bank
                          of America, N.A., as Administrative Agent
                          (incorporated herein by reference to the Company's
                          Quarterly Report on Form 10-Q, Exhibit 4, for the
                          quarter ended March 31, 2000).
         4.10       -     Junior Subordinated Debentures Indenture, dated as of
                          May 13, 1998, between the Company and The First
                          National Bank of Chicago (incorporated herein by
                          reference to the Company's Registration Statement on
                          Form S-3, Registration No. 333-58665, Exhibit 4.1).
         4.11       -     First Supplement Indenture, dated as of May 13, 1998,
                          between the Company and The First National Bank of
                          Chicago (incorporated herein by reference to the
                          Company's Registration Statement on Form S-3,
                          Registration No. 333-58665, Exhibit 4.2).
         4.12       -     Registration Rights Agreement, dated as of May 13,
                          1998, between the Company and J.P. Morgan Securities
                          Inc., Donaldson, Lufkin & Jenrette Securities
                          Corporation and Merrill Lynch & Co. (incorporated
                          herein by reference to the Company's Registration
                          Statement on Form S-3, Registration No. 333-58665,
                          Exhibit 4.3).
         4.13       -     Amended and Restated Declaration of Trust of Owens &
                          Minor Trust I (incorporated herein by reference to the
                          Company's Registration Statement on Form S-3,
                          Registration No. 333-58665, Exhibit 4.4).
         4.14       -     Restated Certificate of Trust of Owens & Minor
                          Trust I (inc in Exhibit 4.12)
         4.15       -     Form of $2.6875 Term Convertible Security (included in
                          Exhibit 4.12).
         4.16       -     Form of 5.375% Junior Subordinated Convertible
                          Debenture (included in Exhibit 4.10).
         4.17       -     Owens & Minor, Inc. Guarantee Agreement, dated as of
                          May 13, 1998, (incorporated herein by reference to the
                          Company's Registration Statement on Form S-3,
                          Registration No. 333-58665, Exhibit 4.8).
         10.1       -     Amendment No. 1, dated as of July 12, 2001, to
                          Receivables Purchase Agreement among O&M Funding
                          Corp., Owens & Minor Medical, Inc., the Company,
                          Falcon Asset Securitization Corporation, Receivables
                          Capital Corporation, Liberty Street Funding
                          Corporation, Bank One, N.A., Bank of America, N.A.,
                          and The Bank of Nova Scotia (incorporated herein by
                          reference to the Company's Quarterly Report on Form
                          10-Q, Exhibit 10, for the period ended June 30, 2001).
         10.2       -     Owens & Minor, Inc. Annual Incentive Plan
                          (incorporated herein by reference to the Company's
                          definitive Proxy Statement, dated March 25, 1991).*
         10.3       -     Owens & Minor, Inc. Management Equity Ownership
                          Program, as amended effective December 18, 2000
                          (incorporated herein by reference to the Company's
                          Annual Report on Form 10-K, Exhibit 10.2, for the year
                          ended December 31, 2000).
         10.4       -     Owens & Minor, Inc. Supplemental Executive Retirement
                          Plan, as amended and restated effective July 1, 2000
                          (incorporated herein by reference to the Company's
                          Annual Report on Form 10-K, Exhibit 10.3, for the year
                          ended December 31, 2000).
         10.5       -     Forms of Owens & Minor, Inc. Executive Severance
                          Agreements (incorporated herein by reference to the Company's Annual Report on Form 10-K, Exhibit 10.8, for the year ended December 31, 1998).*

         10.6       -     Owens & Minor, Inc. 1993 Stock Option Plan
                          (incorporated herein by reference to the Company's
                          Annual Report on Form 10-K, Exhibit 10(k), for the
                          year ended December 31, 1993).*
         10.7       -     Amended and Restated Owens & Minor, Inc. 1993
                          Directors' Compensation Plan ("Directors' Plan")
                          (incorporated herein by reference to the Company's
                          Annual Report on Form 10-K, Exhibit 10(k), for the
                          year ended December 31, 1996).*
         10.8       -     The forms of agreement with directors entered into
                          pursuant to (i) the Stock Option Program, (ii) the
                          Deferred Fee Program and (iii) the Stock Purchase
                          Program of the Directors' Plan (incorporated herein by
                          reference to the Company's Quarterly Report on Form
                          10-Q, Exhibit (10), for the quarter ended March 31,
                          1996).*
         10.9       -     Owens & Minor, Inc. 1998 Stock Option and Incentive
                          Plan (incorporated herein by reference to Annex A of
                          the Company's definitive Proxy Statement, dated March
                          13, 1998).*
         10.10      -     Amendment to 1998 Stock Option and Incentive Plan
                          (incorporated herein by reference to the Company's
                          Annual Report on Form 10-K, Exhibit 10.14, for the
                          year ended December 31, 1999).*
         10.11      -     Owens & Minor, Inc. 1998 Directors' Compensation Plan
                          (incorporated herein by reference from Annex B of the
                          Company's definitive Proxy Statement, dated March 13,
                          1998).*
         10.12      -     Amendment No. 1 to Owens & Minor, Inc. 1998 Director's
                          Compensation Plan (incorporated herein by reference to
                          the Company's Annual Report on Form 10-K, Exhibit
                          10.15, for the year ended December 31, 1998).*
         10.13      -     Form of Enhanced Authorized Distribution Agency
                          Agreement, dated as of August 20, 1997, between VHA,
                          Inc. and the Company (incorporated herein by reference
                          to the Company's Quarterly Report on Form 10-Q,
                          Exhibit 10(d), for the quarter ended September 30,
                          1997).**
         10.14      -     Receivables Purchase Agreement, dated as of July 14,
                          2000, among O&M Funding Corp., Owens & Minor Medical,
                          Inc., the Company, Falcon Asset Securitization
                          Corporation, Receivables Capital Corporation, Liberty
                          Street Funding Corporation, Bank One, N.A., Bank of
                          America, National Association, and The Bank of Novia
                          Scotia (incorporate herein by reference to the
                          Company's Quarterly Report on Form 10-Q, Exhibit
                          10(a), for the quarter ended June 30, 2000).
         10.15      -     Receivables Sale Agreement, dated as of July 14, 2000,
                          among Koley's Medical Supply, Inc., Owens & Minor
                          Medical, Inc., Owens & Minor West, Inc., Stuart
                          Medical, Inc. and O&M Funding Corp. (incorporated
                          herein by reference to the Company's Quarterly Report
                          on Form 10-Q, Exhibit 10(b), for the quarter ended
                          June 30, 2000).
         5.1        -     Opinion of Hunton & Williams.
         12.1       -     Computation of Ratios.
         23.1       -     Consent of KPMG LLP.
         23.2       -     Consent of Hunton & Williams (included in Exhibit
                          5.1).
         24.1       -     Powers of Attorney (contained on the signature pages
                          of this Registration Statement).
         25.1       -     Statement of Eligibility of Trustee under the Trust
                          Indenture Act of 1939, as amended.
         99.1       -     Letter of Transmittal.
         99.2       -     Notice of Guaranteed Delivery.

*        Management contract or compensatory plan or arrangement.
** The Company has requested confidential treatment by the Securities and Exchange Commission (the "Commission") of certain portions of this Agreement, which portions have been omitted and filed separately with the Commission.

Item 22.  Undertakings.

         (a) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c) Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (d) Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on the 10th day of September, 2001.

                                            OWENS & MINOR, INC.


                                            /s/ G. Gilmer Minor, III
                                            ------------------------------------
                                            G. Gilmer Minor, III
                                            Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints G. Gilmer Minor, III, Jeffrey Kaczka and Drew St. J. Carneal, and each of them (with full power to act alone) as true and lawful attorneys-in-fact, and stead, in any and all capacities, to sign any amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                       Signature                                        Title                            Date
                       ---------                                        -----                            ----
                 /s/ G. Gilmer Minor, III                      Chairman and Chief Executive          September 10, 2001
---------------------------------------------------               Officer and Director
                 G. Gilmer Minor, III                        (principal executive officer)


                  /s/ Jeffrey Kaczka                            Senior Vice President                September 10, 2001
---------------------------------------------------          and Chief Financial Officer
                    Jeffrey Kaczka                          (principal financial officer)


                   /s/ Olwen B. Cape                        Vice President and Controller
---------------------------------------------------         (principal accounting officer)           September 10, 2001
                     Olwen B. Cape

              /s/ A. Marshall Acuff, Jr.                               Director                      September 10, 2001
---------------------------------------------------
                A. Marshall Acuff, Jr.

                 /s/ Henry A. Berling                                  Director                      September 10, 2001
---------------------------------------------------
                   Henry A. Berling

                /s/ Josiah Bunting, III                                Director                      September 10, 2001
---------------------------------------------------
                  Josiah Bunting, III
                                                                       Director                      September 10, 2001
---------------------------------------------------
                    John T. Crotty

              /s/ James B. Fairnholt, Jr.                              Director                      September 10, 2001
---------------------------------------------------
               James B. Farinholt, Jr.

                 /s/ Vernard W. Henley                                 Director                   September 10, 2001
---------------------------------------------------
                   Vernard W. Henley

                 /s/ Peter S. Redding                                  Director                   September 10, 2001
---------------------------------------------------
                   Peter S. Redding

                  /s/ James E. Rogers                                  Director                   September 10, 2001
---------------------------------------------------
                    James E. Rogers

                  /s/ James E. Ukrop                                   Director                   September 10, 2001
---------------------------------------------------
                    James E. Ukrop

               /s/ Anne Marie Whittemore                               Director                   September 10, 2001
---------------------------------------------------
                 Anne Marie Whittemore

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on the 10th day of September, 2001.

                                          OWENS & MINOR MEDICAL, INC.


                                          /s/ G. Gilmer Minor, III
                                          -----------------------------------
                                          G. Gilmer Minor, III
                                          Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints G. Gilmer Minor, III, Jeffrey Kaczka and Drew St. J. Carneal, and each of them (with full power to act alone) as true and lawful attorneys-in-fact, and stead, in any and all capacities, to sign any amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                       Signature                                        Title                            Date
                       ---------                                        -----                            -----
               /s/ G. Gilmer Minor, III                      Chairman and Chief Executive         September 10, 2001
---------------------------------------------------
                 G. Gilmer Minor, III                            Officer and Director
                                                            (principal executive officer)

                  /s/ Jeffrey Kaczka                       Senior Vice President and Chief        September 10, 2001
---------------------------------------------------
                    Jeffrey Kaczka                          Financial Officer and Director
                                                           (principal financial officer and
                                                            principal accounting officer)

                  /s/ Craig R. Smith
---------------------------------------------------
                    Craig R. Smith                                     Director                   September 10, 2001



                 /s/ Henry A. Berling                                  Director                   September 10, 2001
---------------------------------------------------
                   Henry A. Berling


                /s/ Drew St. J. Carneal                                Director                   September 10, 2001
---------------------------------------------------
                  Drew St. J. Carneal

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on the 10th day of September, 2001.

                                  NATIONAL MEDICAL SUPPLY CORPORATION


                                  /s/ G. Gilmer Minor, III
                                  ---------------------------------------
                                  G. Gilmer Minor, III
                                  Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints G. Gilmer Minor, III, Jeffrey Kaczka and Drew St. J. Carneal, and each of them (with full power to act alone) as true and lawful attorneys-in-fact, and stead, in any and all capacities, to sign any amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                              Title                         Date
           ---------                              -----                         ----
   /s/ G. Gilmer Minor, III            Chairman and Chief Executive        September 10, 2001
------------------------------             Officer and Director
     G. Gilmer Minor, III              (principal executive officer)


      /s/ Jeffrey Kaczka             Senior Vice President and Chief       September 10, 2001
------------------------------        Financial Officer and Director
        Jeffrey Kaczka               (principal financial officer and
                                      principal accounting officer)

      /s/ Craig R. Smith
------------------------------
        Craig R. Smith                           Director                  September 10, 2001


     /s/ Henry A. Berling                        Director                  September 10, 2001
------------------------------
       Henry A. Berling


    /s/ Drew St. J. Carneal                      Director                  September 10, 2001
------------------------------
      Drew St. J. Carneal

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on the 10th day of September, 2001.

                                      OWENS & MINOR WEST, INC.


                                      /s/ G. Gilmer Minor, III
                                      ----------------------------------------
                                      G. Gilmer Minor, III
                                      Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints G. Gilmer Minor, III, Jeffrey Kaczka and Drew St. J. Carneal, and each of them (with full power to act alone) as true and lawful attorneys-in-fact, and stead, in any and all capacities, to sign any amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

            Signature                              Title                            Date
            ---------                              -----                            ----
    /s/ G. Gilmer Minor, III            Chairman and Chief Executive         September 10, 2001
--------------------------------            Officer and Director
      G. Gilmer Minor, III             (principal executive officer)


       /s/ Jeffrey Kaczka             Senior Vice President and Chief        September 10, 2001
--------------------------------       Financial Officer and Director
         Jeffrey Kaczka               (principal financial officer and
                                       principal accounting officer)

       /s/ Craig R. Smith                                                    September 10, 2001
--------------------------------
         Craig R. Smith                           Director


      /s/ Henry A. Berling                        Director                   September 10, 2001
--------------------------------
        Henry A. Berling


     /s/ Drew St. J. Carneal                      Director                   September 10, 2001
--------------------------------
      Drew St. J. Carneal

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on the 10th day of September, 2001.

                                       KOLEY'S MEDICAL SUPPLY, INC.


                                       /s/ G. Gilmer Minor, III
                                       -------------------------------------
                                       G. Gilmer Minor, III
                                       Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints G. Gilmer Minor, III, Jeffrey Kaczka and Drew St. J. Carneal, and each of them (with full power to act alone) as true and lawful attorneys-in-fact, and stead, in any and all capacities, to sign any amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

              Signature                                Title                            Date
              ---------                                -----                            ----
      /s/ G. Gilmer Minor, III              Chairman and Chief Executive          September 10, 2001
------------------------------------            Officer and Director
        G. Gilmer Minor, III               (principal executive officer)


         /s/ Jeffrey Kaczka               Senior Vice President and Chief         September 10, 2001
------------------------------------       Financial Officer and Director
           Jeffrey Kaczka                [principal financial officer and
                                           principal accounting officer)


         /s/ Craig R. Smith                           Director                    September 10, 2001
------------------------------------
           Craig R. Smith


        /s/ Henry A. Berling                          Director                    September 10, 2001
------------------------------------
          Henry A. Berling


       /s/ Drew St. J. Carneal                        Director                    September 10, 2001
------------------------------------
         Drew St. J. Carneal

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on the 10th day of September, 2001.


                                   STUART MEDICAL, INC.


                                   /s/ G. Gilmer Minor, III
                                   ----------------------------------------
                                   G. Gilmer Minor, III
                                   Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOWN ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints G. Gilmer Minor, III, Jeffrey Kaczka and Drew St. J. Carneal, and each of them (with full power to act alone) as true and lawful attorneys-in-fact, and stead, in any and all capacities, to sign any amendments to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and conforming all that said attorney-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                                 Title                           Date
             ---------                                 -----                           ----
     /s/ G. Gilmer Minor, III              Chairman and Chief Executive          September 10, 2001
-----------------------------------            Officer and Director
       G. Gilmer Minor, III                (principal executive officer)


        /s/ Jeffrey Kaczka                Senior Vice President and Chief        September 10, 2001
-----------------------------------       Financial Officer and Director
          Jeffrey Kaczka                 (principal financial officer and
                                           principal accounting officer)


        /s/ Craig R. Smith                           Director                    September 10, 2001
-----------------------------------
          Craig R. Smith


       /s/ Henry A. Berling                          Director                    September 10, 2001
-----------------------------------
         Henry A. Berling


      /s/ Drew St. J. Carneal                        Director                    September 10, 2001
-----------------------------------
        Drew St. J. Carneal

                               INDEX TO EXHIBITS

     3.1   -   Amended and Restated Articles of Incorporation of the Company
               (incorporated herein by reference to the Company's Annual Report on Form 10-K, Exhibit 3(a), for the year ended December 31,
               1994).
     3.2   -   Amended and Restated Bylaws of the Company (incorporated herein by reference to the Company's Quarterly Report on Form 10-Q,
               Exhibit 3, for the period ended June 30, 2001).
     4.1   -   Senior Subordinated Indenture, dated as of July 2, 2001, between the Company, as Issuer, Owens & Minor Medical, Inc., National
               Medical Supply Corporation, Owens & Minor West, Inc., Koley's
               Medical Supply, Inc. and Stuart Medical, Inc., as Guarantors (the
               "Guarantors"), and SunTrust Bank, as Trustee (incorporated herein by reference to the Company's Quarterly Report on Form 10-Q,
               Exhibit 4.1, for the period ended June 30, 2001).
     4.2   -   First Supplemental Indenture, dated as of July 2, 2001, between the Company, the Guarantors and SunTrust Bank, as Trustee
               (incorporated herein by reference to the Company's Quarterly
               Report on Form 10-Q, Exhibit 4.2, for the period ended June 30,
               2001).
     4.3   -   Form of Global Note (included in Exhibit 4.2).
     4.4   -   Exchange and Registration Rights Agreement, dated as of July 2,
               2001, by and among the Company, the Guarantors and Lehman
               Brothers Inc., Banc of America Securities LLC, Merrill Lynch,
               Pierce, Fenner & Smith Incorporated, First Union Securities,
               Inc., Goldman Sachs & Co. and J.P. Morgan Securities Inc.
               (incorporated herein by reference to the Company's Quarterly
               Report on Form 10-Q, Exhibit 4.3, for the period ended June 30,
               2001).
     4.5   -   First Amendment, dated as of June 12, 2001, to Credit Agreement, dated as of April 24, 2000 among the Company, the Guarantors,
               First Union National Bank, SunTrust Bank, Bank One, N.A., The
               Bank of Nova Scotia and Bank of America, N.A. (incorporated herein by reference to the Company's Quarterly Report on Form 10-
               Q, Exhibit 4.4, for the period ended June 30, 2001).
     4.6   -   Indenture, dated as of May 29, 1996 among the Company, as Issuer,
               Owens & Minor Medical, Inc., National Medical Supply Corporation,
               Owens & Minor West, Inc., Koley's Medical Supply, Inc., Lyons
               Physician Supply Company, A. Kuhlman & Co., Stuart Medical, Inc.,
               as Guarantors, and Crestar Bank, as Trustee ("Notes Indenture")
               (incorporated herein by reference to the Company's Quarterly
               Report on Form 10-Q, Exhibit 4(a), for the quarter ended June 30,
               1996).
     4.7   -   Supplemental Indenture No. 1, dated as of May 12, 1998, to Notes
               Indenture (incorporated herein by reference to the Company's
               Quarterly Report on Form 10-Q, Exhibit 4.1, for the quarter ended
               June 30, 1998).
     4.8   -   Amended and Restated Rights Agreement, dated as of May 10, 1994, between the Company and Bank of New York, as successor Rights
               Agent (incorporated herein by reference to the Company's
               Quarterly Report on Form 10-Q, Exhibit 4, for the quarter ended
               June 30, 1995).
     4.9   -   Credit Agreement, dated as of April 24, 2000, by and among the
               Company, as Borrower, certain of its Subsidiaries, as Guarantors, the banks identified therein, First Union National Bank and
               SunTrust Bank, as Syndication Agents, Bank One, N.A., as Managing
               Agent, The Bank of Novia Scotia, as Co-Agent, and Bank of
               America, N.A., as Administrative Agent (incorporated herein by reference to the Company's Quarterly Report on Form 10-Q, Exhibit
               4, for the quarter ended March 31, 2000).
     4.10  -   Junior Subordinated Debentures Indenture, dated as of May 13,
               1998, between the Company and The First National Bank of Chicago
               (incorporated herein by reference to the Company's Registration
               Statement on Form S-3, Registration No. 333-58665, Exhibit 4.1).
     4.11  -   First Supplement Indenture, dated as of May 13, 1998, between the
               Company and The First National Bank of Chicago (incorporated herein by reference to the Company's Registration Statement on Form S-3, Registration No. 333-58665, Exhibit 4.2).

      4.12 -   Registration Rights Agreement, dated as of May 13, 1998, between the Company and J.P. Morgan Securities Inc., Donaldson, Lufkin &
               Jenrette Securities Corporation and Merrill Lynch & Co.
               (incorporated herein by reference to the Company's Registration
               Statement on Form S-3, Registration No. 333-58665, Exhibit 4.3).
      4.13 -   Amended and Restated Declaration of Trust of Owens & Minor Trust
               I (incorporated herein by reference to the Company's Registration
               Statement on Form S-3, Registration No. 333-58665, Exhibit 4.4).
      4.14 -   Restated Certificate of Trust of Owens & Minor Trust I (included in Exhibit 4.12).
      4.15 -   Form of $2.6875 Term Convertible Security (included in Exhibit
               4.12).
      4.16 -   Form of 5.375% Junior Subordinated Convertible Debenture
               (included in Exhibit 4.10).
      4.17 -   Owens & Minor, Inc. Guarantee Agreement, dated as of May 13,
               1998, (incorporated herein by reference to the Company's
               Registration Statement on Form S-3, Registration No. 333-58665,
               Exhibit 4.8).
     10.1  -   Amendment No. 1, dated as of July 12, 2001, to Receivables
               Purchase Agreement among O&M Funding Corp., Owens & Minor
               Medical, Inc., the Company, Falcon Asset Securitization
               Corporation, Receivables Capital Corporation, Liberty Street
               Funding Corporation, Bank One, N.A., Bank of America, N.A., and
               The Bank of Nova Scotia (incorporated herein by reference to the
               Company's Quarterly Report on Form 10-Q, Exhibit 10, for the
               period ended June 30, 2001).
     10.2  -   Owens & Minor, Inc. Annual Incentive Plan (incorporated herein by reference to the Company's definitive Proxy Statement, dated
               March 25, 1991).*
     10.3  -   Owens & Minor, Inc. Management Equity Ownership Program, as
               amended effective December 18, 2000 (incorporated herein by reference to the Company's Annual Report on Form 10-K, Exhibit
               10.2, for the year ended December 31, 2000).
     10.4  -   Owens & Minor, Inc. Supplemental Executive Retirement Plan, as
               amended and restated effective July 1, 2000 (incorporated herein by reference to the Company's Annual Report on Form 10-K, Exhibit
               10.3, for the year ended December 31, 2000).
     10.5  -   Forms of Owens & Minor, Inc. Executive Severance Agreements
               (incorporated herein by reference to the Company's Annual Report on Form 10-K, Exhibit 10.8, for the year ended December 31,
               1998).*
     10.6  -   Owens & Minor, Inc. 1993 Stock Option Plan (incorporated herein by reference to the Company's Annual Report on Form 10-K, Exhibit
               10(k), for the year ended December 31, 1993).*
     10.7  -   Amended and Restated Owens & Minor, Inc. 1993 Directors'
               Compensation Plan ("Directors' Plan") (incorporated herein by reference to the Company's Annual Report on Form 10-K, Exhibit
               10(k), for the year ended December 31, 1996).*
     10.8  -   The forms of agreement with directors entered into pursuant to
               (i) the Stock Option Program, (ii) the Deferred Fee Program and
               (iii) the Stock Purchase Program of the Directors' Plan
               (incorporated herein by reference to the Company's Quarterly
               Report on Form 10-Q, Exhibit (10), for the quarter ended March
               31, 1996).*
     10.9  -   Owens & Minor, Inc. 1998 Stock Option and Incentive Plan
               (incorporated herein by reference to Annex A of the Company's definitive Proxy Statement, dated March 13, 1998).*
     10.10 -   Amendment to 1998 Stock Option and Incentive Plan (incorporated herein by reference to the Company's Annual Report on Form 10-K,
               Exhibit 10.14, for the year ended December 31, 1999).*
     10.11 -   Owens & Minor, Inc. 1998 Directors' Compensation Plan
               (incorporated herein by reference from Annex B of the Company's definitive Proxy Statement, dated March 13, 1998).*
     10.12 -   Amendment No. 1 to Owens & Minor, Inc. 1998 Director's
               Compensation Plan (incorporated herein by reference to the Company's Annual Report on Form 10-K, Exhibit 10.15, for the year ended December 31, 1998).*
     10.13 -   Form of Enhanced Authorized Distribution Agency Agreement, dated as of August 20, 1997, between VHA, Inc. and the Company
               (incorporated herein by reference to the Company's Quarterly
               Report on Form 10-Q, Exhibit 10(d), for the quarter ended
               September 30, 1997).**

     10.14 -   Receivables Purchase Agreement, dated as of July 14, 2000, among
               O&M Funding Corp., Owens & Minor Medical, Inc., the Company,
               Falcon Asset Securitization Corporation, Receivables Capital
               Corporation, Liberty Street Funding Corporation, Bank One, N.A.,
               Bank of America, National Association, and The Bank of Novia
               Scotia (incorporate herein by reference to the Company's
               Quarterly Report on Form 10-Q, Exhibit 10(a), for the quarter ended June 30, 2000).
     10.15 -   Receivables Sale Agreement, dated as of July 14, 2000, among
               Koley's Medical Supply, Inc., Owens & Minor Medical, Inc., Owens
               & Minor West, Inc., Stuart Medical, Inc. and O&M Funding Corp.
               (incorporated herein by reference to the Company's Quarterly
               Report on Form 10-Q, Exhibit 10(b), for the quarter ended June
               30, 2000).
      5.1  -   Opinion of Hunton & Williams.
     12.1  -   Computation of Ratios.
     23.1  -   Consent of KPMG LLP.
     23.2  -   Consent of Hunton & Williams (included in Exhibit 5.1).
     24.1  -   Powers of Attorney (contained on the signature pages of this
               Registration Statement).
     25.1  -   Statement of Eligibility of Trustee under the Trust Indenture Act of 1939, as amended.
     99.1  -   Letter of Transmittal.
     99.2  -   Notice of Guaranteed Delivery.

*    Management contract or compensatory plan or arrangement.
** The Company has requested confidential treatment by the Securities and Exchange Commission (the "Commission") of certain portions of this Agreement, which portions have been omitted and filed separately with the Commission.